EXHIBIT 4(h)

                                 CHEMFIRST INC.
                      SAVINGS AND EMPLOYEE STOCK OWNERSHIP
                                 PLAN AND TRUST

                                TABLE OF CONTENTS
                                                                                                                PAGE
ARTICLE 1         DEFINITIONS.....................................................................................2
         1.01     Accounts........................................................................................2
         1.02     Accounting Date, Valuation Date.................................................................2
         1.03     Accounting Period...............................................................................2
         1.04     Accrued Benefit.................................................................................2
         1.05     Acquisition Loan................................................................................2
         1.06     Anniversary Date................................................................................2
         1.07     Beneficiary.....................................................................................2
         1.08     Cash-Out Distribution...........................................................................2
         1.09     Code and Erisa..................................................................................3
         1.10     Company Stock...................................................................................3
         1.11     Compensation....................................................................................3
         1.12     Effective Date..................................................................................4
         1.13     Eligible Employee Classification................................................................4
         1.14     Eligible Participant............................................................................4
         1.15     Employee........................................................................................4
         1.16     Employer/plan Sponsor...........................................................................5
         1.17     Employment Commencement Date....................................................................5
         1.18     Entry Date......................................................................................5
         1.19     Fiscal Year.....................................................................................6
         1.20     Forfeiture......................................................................................6
         1.21     Highly Compensated Definitions..................................................................6
         1.22     Hour of Service.................................................................................8
         1.23     Investment Fund.................................................................................8
         1.24     Leave of Absence................................................................................9
         1.25     Normal Retirement Age...........................................................................9
         1.26     Normal Retirement Date..........................................................................9
         1.27     One Year Break-in-service.......................................................................9
         1.28     Participant.....................................................................................9
         1.29     Payroll Withholding Agreement..................................................................10
         1.30     Plan, Plan and Trust, Trust....................................................................10
         1.31     Plan Administrator.............................................................................10
         1.32     Plan Year......................................................................................11
         1.33     Portability Group Member.......................................................................11
         1.34     Qualified Annuity Definitions..................................................................11
         1.35     Related Employer...............................................................................13
         1.36     Required Beginning Date........................................................................13
         1.37     Service........................................................................................13
         1.38     Surviving Spouse...............................................................................13
         1.39     Top-heavy Definitions..........................................................................14
         1.40     Trust Fund, Trust..............................................................................17
         1.41     Trustee........................................................................................17
         1.42     Vested Percentage..............................................................................18
         1.43     Vesting Schedule...............................................................................18
         1.44     Written Resolution.............................................................................18
         1.45     Year of Service................................................................................18

ARTICLE 2         PARTICIPATION..................................................................................20
         2.01     Participation..................................................................................20

         2.02     Participant Re-Entry...........................................................................20
         2.03     Participation After Re-employment..............................................................21
         2.04     Change in Employment Classification............................................................21
         2.05     Portability....................................................................................21

ARTICLE 3         PARTICIPANT ACCOUNTS...........................................................................22
         3.01     Employee Account...............................................................................22
         3.02     Pre 401(K) Account.............................................................................25
         3.03     Company Matching Account.......................................................................26
         3.04     Employee Stock Ownership Account...............................................................28
         3.05     Rollover Contributions.........................................................................32

ARTICLE 4         ACCOUNTING AND VALUATION.......................................................................32
         4.01     General Powers of the Plan Administrator.......................................................32
         4.02     Valuation Procedure............................................................................32
         4.03     Specific Investment Funds......................................................................33
         4.04     Participant Direction of Investment............................................................34
         4.05     Nondiscrimination Requirements.................................................................35

ARTICLE 5         RETIREMENT BENEFITS............................................................................46
         5.01     Valuation of Accounts..........................................................................46
         5.02     Normal Retirement..............................................................................46
         5.03     Disability Retirement..........................................................................46
         5.04     Termination of Employment......................................................................47
         5.05     Form of Benefit Payment........................................................................48
         5.06     Commencement of Benefit........................................................................49
         5.07     Special Distribution and Payment Requirements..................................................49
         5.08     Directed Transfer of Eligible Rollover Distributions...........................................50
         5.09     Indefinite Layoff..............................................................................51

ARTICLE 6         DEATH BENEFIT..................................................................................51
         6.01     Valuation of Accounts..........................................................................51
         6.02     Death Benefit..................................................................................51
         6.03     Designation of Beneficiary.....................................................................53

ARTICLE 7         LIMITATIONS ON BENEFITS........................................................................53
         7.01     Limitation On Annual Additions.................................................................53
         7.02     Where Employer Maintains Another Qualified Plan................................................54
         7.03     Definitions Applicable to Article 7............................................................55
         7.04     Effect of Top-heavy Status.....................................................................57

ARTICLE 8         MISCELLANEOUS..................................................................................57
         8.01     Employment Rights of Parties Not Restricted....................................................58
         8.02     Alienation.....................................................................................58
         8.03     Qualification of Plan..........................................................................58
         8.04     Construction...................................................................................58
         8.05     Named Fiduciaries..............................................................................59
         8.06     Status of Insurer..............................................................................59
         8.07     Adoption and Withdrawal by Other Organizations.................................................60

         8.08     Employer Contributions.........................................................................60
         8.09     Employees in Qualified Military Service........................................................61
         8.10     Unclaimed Benefits.............................................................................61

ARTICLE 9         ADMINISTRATION.................................................................................61
         9.01     Plan Administrator.............................................................................61
         9.02     Powers and Duties of the Plan Administrator....................................................61
         9.03     Actions of the Plan Administrator..............................................................62
         9.04     Reliance On Plan Administrator and Employer....................................................62
         9.05     Reports to Participants........................................................................62
         9.06     Bond...........................................................................................63
         9.07     Compensation of Plan Administrator.............................................................63
         9.08     Claims Procedure...............................................................................63
         9.09     Liability of Fiduciaries.......................................................................63
         9.10     Expenses of Administration.....................................................................64
         9.11     Distribution Authority.........................................................................64

ARTICLE 10        AMENDMENT OR TERMINATION OF PLAN...............................................................64
         10.01    Right of Plan Sponsor to Amend or Terminate....................................................64
         10.02    Allocation of Assets Upon Termination of Plan..................................................65
         10.03    Exclusive Benefit..............................................................................65
         10.04    Failure to Qualify.............................................................................65
         10.05    Mergers, Consolidations or Transfers of Plan Assets............................................65
         10.06    Effect of Plan Amendment On Vesting Schedule...................................................66

ARTICLE 11        TRUSTEE AND TRUST FUND.........................................................................66
         11.01    Acceptance of Trust............................................................................66
         11.02    Trust Fund.....................................................................................66
         11.03    Receipt of Contributions.......................................................................67
         11.04    Powers of the Trustee..........................................................................68
         11.05    Investment in Common or Collective Trust Funds.................................................69
         11.06    Investment in Insurance Company Contracts......................................................69
         11.07    Fees and Expenses From Fund....................................................................70
         11.08    Records and Accounting.........................................................................70
         11.09    Distribution Directions........................................................................70
         11.10    Third Party....................................................................................70
         11.11    Professional Agents, Affiliates and Arbitration................................................70
         11.12    Valuation of Trust.............................................................................71
         11.13    Liability of Trustee...........................................................................71
         11.14    Removal or Resignation and Successor Trustee...................................................71
         11.15    Appointment of Investment Manager..............................................................72
         11.16    Loans to Participants..........................................................................72
         11.17    Special Rules Concerning Trustee Responsibilities..............................................66

ARTICLE 12        PROVISIONS RELATING TO EMPLOYER STOCK..........................................................76
         12.01    Investment in Company Stock....................................................................76
         12.02    Partial Diversification of Investment..........................................................79
         12.03    Dividend Distributions.........................................................................79
         12.04    Put Option.....................................................................................80
         12.05    Lifetime Transfer/right of First Refusal.......................................................81
         12.06    Nonterminable Protections and Rights...........................................................81
         12.07    Special Provisions Applicable to Employer Securities...........................................82

         12.08    Limitation With Respect to an Electing Estate or Shareholder...................................82

                                    PREAMBLE

     A. The Employer has previously established a 401(k) Profit Sharing Plan and Trust for the exclusive benefit of its eligible Employees and their Beneficiaries;

     B. The Employer has previously established an Employee Stock Ownership Plan for the exclusive benefit of its eligible Employees and their Beneficiaries;

     C. Effective January 1, 1997, the Employer desires to amend, combine, merge and consolidate the Employee Stock Ownership Plan with the 401(k) Profit Sharing Plan and Trust so that together they will become and be a single 401(k) Savings and Employee Stock Ownership Plan and Trust (hereinafter sometimes called the "Merged Plan and Trust");

     D. The Employer in recognition of the lasting contribution made by its Employees to its successful operation wants to continue the Merged Plan and Trust by amending and restating the Merged Plan and Trust to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986 as amended and the regulations promulgated thereunder;

     E. The Trustees are willing to act as Trustee under the terms of the Plan and Trust contained in this Agreement;

     F. The Trustee will hold, administer and distribute the transferred assets as a part of the Merged Plan and Trust, and the Trustee must maintain a separate Employer Contribution account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets;

     G. The Merged Plan and Trust will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 10.05 of the Merged Plan and Trust;

     H. The accounts of all active Participants under the Employee Stock Ownership Plan, and the trust funds allocable thereto, shall be transferred to the Merged Plan and Trust; shall be reflected in such Participant's separate accounts established pursuant to Section 10.05 of the Merged Plan and Trust; and shall be used to fund benefits under the Merged Plan and Trust as therein provided.

     NOW, THEREFORE, considering the premises and their mutual covenants, the Employer and the Trustees agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

As used in this document, unless otherwise defined or required by the context, the following terms have the meanings set forth in this Article 1. Some of the terms used in this document are not defined in Article 1, but for convenience are defined as they are introduced in the text.

1.01 Accounts

     Accounts means the separate accounts maintained for each Participant reflecting applicable contributions, applicable forfeitures, investment income (loss) allocated to the accounts and distributions.

1.02 Accounting Date, Valuation Date

     The term Accounting Date means the last day of each Accounting Period and any other days within the Accounting Period upon which, consistent with established methods and guidelines, the Plan Administrator applies the valuation procedures specified in Section 4.02. The term Valuation Date, unless otherwise specified, means any business day on which the New York Stock Exchange is open. The Accounting Date is a Valuation Date.

1.03 Accounting Period

     Accounting Period means each of the 3-month periods which end on March 31, June 30, September 30 and December 31.

1.04 Accrued Benefit

     A Participant's Accrued Benefit means the total value, as of a given date, of his Accounts determined as of the Valuation Date immediately preceding the date of determination. A Participant's Accrued Benefit will not be reduced solely on account of any increase in the Participant's age or service or on account of an amendment to the Plan.

     A Participant's Vested Accrued Benefit is equal to his Vested Percentage of that portion of his Accrued Benefit which is subject to the Vesting Schedule plus 100% of the remaining portion of his Accrued Benefit.

1.05 Acquisition Loan

     A loan (or other extension of credit) used by the trustee to finance the acquisition of Company Stock, which loan will constitute an extension of credit to the Trust from a party-in-interest (as defined in ERISA).

1.06 Anniversary Date

     Anniversary Date means the last day of each Plan Year. The Anniversary Date is an Accounting Date and an Allocation Date.

1.07 Beneficiary

     Beneficiary means the person, persons, trust or other entity who is designated to receive any amount payable upon the death of a Participant.

1.08 Cash-Out Distribution

     Cash-Out Distribution means, as described in Article 5, a distribution to a Participant upon termination of employment of his Vested Accrued Benefit.

1.09 Code and ERISA

     Code means the Internal Revenue Code of 1986, as it may be amended from time to time, and all regulations issued thereunder. Reference to a section of the Code includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

     ERISA means Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations issued thereunder. Reference to a section of ERISA includes that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section and any regulations issued thereunder.

1.10 Company Stock

     (a)  Company Stock shall mean:

          (i) Common stock issued by the Employer (or by a corporation which is a member of the same controlled group) which is readily tradeable on an established securities market; or

          (ii) If there is no common stock which meets the requirements of (i) above, then common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of:

               (A) that class of common stock of the Employer (or any other such corporation) having the greatest voting power; and

               (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights; or

          (iii) Noncallable preferred stock, if such stock is convertible at any time into stock which meets the requirements of (i) or (ii) above (whichever is applicable) and if such conversion is at a conversion price that is reasonable. A preferred stock will be considered noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence in accordance with applicable Treasury regulations.

1.11 Compensation

     Except where otherwise specifically provided in this Plan, Compensation means a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums and tips), and excluding the following:

     (i) Employer contributions to a plan of deferred compensation which are not included in the employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent the contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

     (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

     (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

     (iv) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) toward the purchase of an annuity described in Code
            Section 403(b) (whether or not the amounts are actually excludable from the gross income of the employee);

     (v) Compensation received prior to a Participant's Entry Date. Effective January 1, 1998, this exclusion no longer applies to an Employee who is a member of an Eligible Employee Classification other than Temporary Employees;

     (vi) Payments for overtime work in excess of the regularly scheduled work period;

     (vii)  Expense or other allowances;

     (viii) Bonuses; and

     (ix)   Shift differential pay.

     Compensation also includes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a payroll withholding agreement which are not includable in the gross income of the Employee due to Code Sections 125, 402(e)(3), 402(h) or 403(b) and, effective January 1, 1998, Code Section 402(k).

     Notwithstanding the foregoing, for all purposes under this Plan, Compensation in excess of the Statutory Compensation Limit will be disregarded.

     Effective January 1, 2002, the Statutory Compensation Limit means $200,000, as adjusted in accordance with Code Section 401(a)(17)(B).

1.12 Effective Date

     The original Effective Date of the Plan is July 1, 1974. The effective date of this restatement of the Plan is January 1, 1997. The provisions of this Merged Plan and Trust, as amended and restated, shall apply solely to an Employee who terminates employment with the Employer on or after the restated Effective Date of this Merged Plan and Trust. If an Employee terminates employment with the Employer prior to the restated Effective Date, that Employee shall be entitled to benefits under the Merged Plan as the Plan existed on the Employee's termination date.

1.13 Eligible Employee Classification

     Effective January 1, 1999, an Eligible Employee Classification is a classification of Employees, the members of which are eligible to participate in the Plan. All Employees who are classified as "Regular Employees" are eligible to participate in the Plan. Any reference to Employee within this Agreement is assumed to mean an Employee who is classified as a Regular Employee.

1.14 Eligible Participant

     All Participants are Eligible Participants.

1.15 Employee

     (a)  In General

          An Employee is any person who is employed by the Employer or a Participating Employer.

     (b)  Leased Employee

          A Leased Employee means any person who, pursuant to an agreement between the Employer or any Related Employer ("Recipient Employer") and any other person ("leasing organization"), has performed services for the Recipient Employer on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Recipient Employer.

          Any Leased Employee will be treated as an Employee of the Recipient Employer; however, contributions or benefits provided by the leasing organization which are attributable to the services performed for the Recipient Employer will be treated as provided by the Recipient Employer. If all Leased Employees constitute less than 20% of the Employer's non-highly-compensated work force within the meaning of Code Section 414(n)(1)(C)(ii), then the preceding sentence will not apply to any Leased Employee if such Employee is covered by a money purchase pension plan ("Safe Harbor Plan") which provides: (1) a nonintegrated employer contribution rate of at least 10% of compensation, (2) immediate participation, and (3) full and immediate vesting.

          Years of Eligibility Service for purposes of eligibility to participate in the Plan and Years of Vesting Service for purposes of determining a Participant's Vested Percentage include service by an Employee as a Leased Employee.

     (c)  Regular Employee

          A Regular Employee is an Employee (whether full time or part time) hired to fill a specific position on an indefinite basis and whose position is reflected in the Employer's written annual budget as being a permanent position that is eligible for participation in the Plan.

1.16 Employer/Plan Sponsor

     The Employer and Plan Sponsor is ChemFirst Inc., successor in interest to First Mississippi Corporation. A Participating Employer is any organization which has adopted this Plan and Trust in accordance with Section 8.07.

     The term Predecessor Employer means any prior employer to which the Employer is the successor, including any Predecessor Employer for which the Employer maintains the obligations of a Predecessor Plan established by the Predecessor Employer. Service with a Predecessor Employer will be included as Service with the Employer for purposes of determining Eligibility under this Plan, unless it is determined that the Company and/or business organization is not a Portability Group Member.

     Service with a Predecessor Employer for purposes of determining Years of Vesting Service shall be determined as a part of the merger, acquisition, and/or adoption agreement.

1.17 Employment Commencement Date

     The date an Employee first performs an Hour of Service for the Employer is his Employment Commencement Date.

1.18 Entry Date

     Entry Date means the first day of the month which coincides with or next follows the date upon which the eligibility requirements of Section 2.01 are met. Effective January 1, 1998, Entry Date means, with respect to an Employee who is a member of an Eligible Employee Classification other than Temporary Employees, the Employee's Employment Commencement Date.

1.19 Fiscal Year

     Fiscal Year means the taxable year of the Plan Sponsor. The Fiscal Year of the Plan Sponsor is the 12-month period beginning January 1 and ending December 31.

1.20 Forfeiture

     The term Forfeiture refers to that portion, if any, of a Participant's Accrued Benefit which is in excess of his Vested Accrued Benefit following the termination of the Participant's employment.

     A Forfeiture is considered to occur as of the earlier of (a) the date of the occurrence of the fifth of 5 consecutive One Year Breaks-in-Service or
     (b) the date a Cash-Out Distribution occurs in accordance with the provisions of Article 5.

1.21 Highly Compensated Definitions

     (a)  Compensation

          For purposes of this Section, Compensation means Compensation defined in Section 1.11, excluding only the exclusions described in paragraphs
          (i) through (iv), and including deferrals under (a) Code Section 402(e)(3) relating to a Code Section 401(k) arrangement; (b) Code
          Section 125 relating to a cafeteria plan; (c) Code Section 403(b) relating to a tax sheltered annuity plan; (d) Code Section 408(h) relating to a simplified employee pension; and (e) Effective January 1, 1998, Code Section 402(k) relating to a simple retirement account; and effective January 1, 2002, amounts not includable in gross income due to Code Section 132(f)(4). Compensation in excess of the Statutory Compensation Limit will be disregarded. The definition of Compensation shall be limited to Compensation earned during (i) the Determination Year for purposes of Section 1.21(d)(2)(i) and (ii) the Lookback Year for purposes of Sections 1.21(d)(2)(ii) and 1.21(j).

     (b)  Determination Year

          Determination Year means the Plan Year for which the determination of who is Highly Compensated is being made.

     (c)  Highly Compensated Employee

          Highly Compensated Employee means any individual who is a Highly Compensated Active Employee or a Highly Compensated Former Employee within the meaning of Code Section 414(q) and the regulations thereunder.

     (d)  Highly Compensated Active Employee

          Highly Compensated Active Employee means any individual who:

          (1) During the Determination Year or the Lookback Year was at any time a 5-percent Owner (within the meaning of Code Section 416(i)) of the Employer or any Related Employer;

          (2) During the Lookback Year (i) received Compensation from the Employer and all Related Employers in excess of $80,000 (or any greater amount determined by regulations issued by the Secretary of the Treasury under Code Section 415(d)), and (ii), subject to the election of the Plan Sponsor, was in the Top-paid Group for the Lookback Year.

     (e)  Highly Compensated Former Employee

          Highly Compensated Former Employee means any Former Employee who had a Separation Year (within the meaning of Treasury Regulation Section 1.414(q)-1T Q&A-5) and was a Highly Compensated Active Employee for either the Separation Year or any Determination Year ending on or after the Employee's 55th birthday.

     (f)  Highly Compensated Group

          Highly Compensated Group means all Highly Compensated Employees.

     (g)  Lookback Year

          Lookback Year means the 12-month period immediately preceding the Determination Year.

     (h)  Non-Highly Compensated Employee

          Non-Highly Compensated Employee means an Employee who is not a Highly Compensated Employee.

     (i)  Non-Highly Compensated Group

          Non-Highly Compensated Group means all Non-Highly Compensated
          Employees.

     (j)  Top-Paid Group

          Top-Paid Group means those individuals who are among the top 20 percent of Employees of the Employer and all Related Employers when ranked on the basis of Compensation received during the year. In determining the number of individuals in the Top-Paid Group (but not the identity of those individuals), the following individuals may be excluded:

          (1) Employees who have not completed 6 months of Service by the end of the year. For this purpose, an Employee who has completed One Hour of Service in any calendar month will be credited with one month of Service;

          (2)  Employees who normally work fewer than 17 1/2hours per week;

          (3) Employees who normally work fewer than 6 months during any year. For this purpose, an Employee who has worked on one day of a month is treated as having worked for the whole month;

          (4)  Employees who have not reached age 21 by the end of the year;

          (5) Nonresident aliens who received no earned income (which constitutes income from sources within the United States) within the year from the Employer or any Related Employer; and

          (6) Employees covered by a collective bargaining agreement negotiated in good faith between the employee representatives and the Employer or a group of employers of which the Employer is a member if (i) 90% or more of all employees of the Employer and all Related Employers are covered by collective bargaining agreements, and (ii) this Plan covers only Employees who are not covered under a collective bargaining agreement.

1.22 Hour of Service

     An Hour of Service means:

     (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the computation period in which the duties are performed;

     (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any 12-month period. Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraphs (a) or (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Hours of Service for all Employees will be determined on the basis of actual hours for which an Employee is paid or is entitled to payment. Hours of Service will be credited for employment with any Related Employer or any Predecessor Employer. Hours of Service will be credited for any individual considered an employee under Code Section 414(n) or 414(o) and the regulations thereunder.

     Solely for purposes of determining whether a One Year Break-in-Service has occurred, a Participant who is absent from work on an authorized Leave of Absence or by reason of the Participant's pregnancy, birth of the Participant's child, placement of a child with the Participant in connection with the adoption of such child, or for the purpose of caring for such child for a period immediately following such birth or placement, will receive credit for the Hours of Service which otherwise would have been credited to the Participant but for such absence. The Hours of Service credited under this paragraph will be credited in the Plan Year in which the absence begins if such crediting is necessary to prevent a One Year Break-in-Service in such Plan Year; otherwise, such Hours of Service will be credited in the following Plan Year. The Hours of Service credited under this paragraph are those which would normally have been credited but for such absence; in any case in which the Plan Administrator is unable to determine such hours normally credited, 8 Hours of Service per day will be credited. No more than 501 Hours of Service will be credited under this paragraph for any 12-month period. The Date of Severance is the second anniversary of the date on which the absence begins. The period between the initial date of absence and the first anniversary of the initial date of absence is deemed to be a period of Service. The period between the first and second anniversaries of the initial date of absence is neither a period of service nor a period of severance.

     Notwithstanding the foregoing, effective December 12, 1994, an authorized leave of absence granted on account of qualified military service shall comply with the requirements of Code Section 414(u) in determining a One Year Break-in-Service.

1.23 Investment Fund

     An Investment Fund means any portion of the assets of the Trust Fund which the Plan Administrator designates as an Investment Fund and for which the Plan Administrator maintains a set of accounts separate from the remaining assets of the Trust Fund.

     (a) Specific Investment Fund means an Investment Fund which is designated as a Specific Investment Fund by the Plan Administrator in a manner and form acceptable to the Trustee.

     (b) General Investment Fund means all assets of the Trust Fund excluding the assets of any Specific Investment Funds.

1.24 Leave of Absence

     An authorized Leave of Absence means a period of time of one year or less granted to an Employee by the Employer due to illness, injury, temporary reduction in work force, or other appropriate cause or due to military service during which the Employee's reemployment rights are protected by law, provided the Employee returns to the service of the Employer on or before the expiration of such leave, or in the case of military service, within the time his reemployment rights are so protected or within 60 days of his discharge from military service if no federal law is applicable. All authorized Leaves of Absence are granted or denied by the Employer in a uniform and nondiscriminatory manner, treating Employees in similar circumstances in a like manner.

     If the Participant does not return to active service with the Employer on or prior to the expiration of his authorized Leave of Absence he will be considered to have had a Date of Severance as of the earlier of the date on which his authorized Leave of Absence expired, the first anniversary of the last date he worked at least one hour as an Active Participant, or the date on which he resigned or was discharged.

1.25 Normal Retirement Age

     A Participant's Normal Retirement Age is age 65.

1.26 Normal Retirement Date

     A Participant's Normal Retirement Date is the date on which the Participant attains Normal Retirement Age.

1.27 One Year Break-in-Service

     Effective January 1, 1998, One Year Break-in-Service means any 365-day period following a Participant's Date of Termination in which an Employee does not complete at least one (1) Hour of Service.

1.28 Participant

     The term Participant means an Employee or former Employee who is eligible to participate in this Plan and who is or who may become eligible to receive a benefit of any type from this Plan or whose Beneficiary may be eligible to receive any such benefit.

     (a) Active Participant means a Participant who is currently an Employee in an Eligible Employee Classification.

     (b) Disabled Participant means a Participant who has terminated his employment with the Employer due to his Disability and who is receiving or is entitled to receive benefits from the Plan.

     (c) Retired Participant means a Participant who has terminated his employment with the Employer after meeting the requirements for his Normal Retirement Date and who is receiving or is entitled to receive benefits from the Plan.

     (d) Vested Terminated Participant means a Participant who has terminated his employment with the Employer and who has a nonforfeitable right to all or a portion of his or her Accrued Benefit and who has not received a distribution of the value of his or her Vested Accrued Benefit.

     (e) Inactive Participant means a Participant who has (i) interrupted his status as an Active Participant without becoming a Disabled, Retired or Vested Terminated Participant and (ii) has a non-forfeitable right to all or a portion of his Accrued Benefit and has not received a complete distribution of his benefit.

     (f) Former Participant means a Participant who has terminated his employment with the Employer and who currently has no nonforfeitable right to any portion of his or her Accrued Benefit.

1.29 Payroll Withholding Agreement

     If a written Payroll Withholding Agreement is required pursuant to the provisions of Article 3, then each Participant who elects to participate in the Plan will file such Agreement on or before the first day of the payroll period for which the Agreement is applicable (or at some other time as specified by the Plan Administrator). Such Agreement will be effective for each payroll period thereafter until modified or amended.

     The terms of such Agreement will provide that the Participant agrees to have the Employer withhold, each payroll period, any whole percentage of his Compensation (or such other amount as allowed by the Plan Administrator under rules applied on a uniform and nondiscriminatory basis), not to exceed the limitations of Article 7. In consideration of such Agreement, the Employer periodically will make a contribution to the Participant's proper Account(s) in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during applicable payroll periods pursuant to the Payroll Withholding Agreement.

     Notwithstanding the above, Payroll Withholding Agreements will be governed by the following general guidelines:

     (a) A Payroll Withholding Agreement will apply to each payroll period during which an effective agreement is on file with the Employer. Upon termination of employment, such agreement will become void.

     (b) The Plan Administrator will establish and apply guidelines concerning the frequency and timing of amendments or changes to Payroll Withholding Agreements. Notwithstanding the foregoing, a Participant may revoke his Payroll Withholding Agreement at any time and discontinue all future withholding.

     (c) The Plan Administrator may amend or revoke its Payroll Withholding Agreement with any Participant at any time, if the Employer determines that such revocation or amendment is necessary to insure that a Participant's Annual Additions for any Plan Year will not exceed the limitations of Article 7 or to insure that the requirements of Sections 401(k) and 401(m) of the Code have been satisfied with respect to the amount which may be withheld and contributed on behalf of the Highly Compensated Group.

     (d) Except as provided above, a Payroll Withholding Agreement may not be revoked or amended by the Participant or the Employer.

1.30 Plan, Plan and Trust, Trust

     The terms Plan, Plan and Trust and Trust mean ChemFirst Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust. The Plan Identification Number is 002. The Plan is a merged plan consisting of an employee stock ownership plan with a cash or deferred arrangement.

     The term Predecessor Plan means any qualified plan previously established and maintained by the Employer and to which this Plan is the successor.

1.31 Plan Administrator

     The Plan Administrator is the Employee Benefit Committee.

1.32 Plan Year

     The Plan Year is the 12 month period beginning January 1 and ending December 31. The Limitation Year coincides with the Plan Year.

1.33 Portability Group Member

     A Portability Group Member shall mean the Company and any business organization with which the Company has agreed to recognize the portability of either service or benefits, or both, with respect to employees whose employment is transferred between such Portability Group Members.

1.34 Qualified Annuity Definitions

     (a)  Annuity Starting Date

          Annuity Starting Date means (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

     (b)  Qualified Election

          (1)  In General

               Qualified Election means a written waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity. The waiver must be consented to by the Participant's spouse with such written consent witnessed by a representative of the Plan Administrator or a notary public. The spouse's consent must include the designation of a specific Beneficiary and the form of payment which cannot be changed without the consent of the spouse. Such consent will not be required if the Participant establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no spouse, the spouse cannot be located or other circumstances that may be prescribed by Treasury Regulations. Any consent which is required under this Section will be valid only with respect to the spouse who signs the consent (or in the event of a deemed Qualified Election, the designated spouse). Additionally, any revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Annuity Starting Date; however, any waiver of a Qualified Joint and Survivor Annuity or a Qualified Survivor Annuity which follows such revocation must be in writing and must be consented to by the Participant's spouse. The number of waivers or revocations of such waivers will not be limited.

          (2)  Qualified Joint and Survivor Annuity Notices

               Not more than 90 days nor less than 30 days before the Participant's Annuity Starting Date, the Plan Administrator will provide the Participant a written explanation of:

               . the terms and conditions of a Qualified Joint and Survivor Annuity;

               . the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

               . a general description of the eligibility conditions and other material features of the optional forms of benefit and sufficient additional information to explain the relative values of the optional forms of benefit available;

               .    the rights of the Participant's spouse; and

               . the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

          (3)  Qualified Survivor Annuity Notices

               The election period to waive the Qualified Survivor Annuity begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Vested Terminated Participant separates from service before the beginning of the election period, the election period begins on the date of separation from service.

               The Plan Administrator will, within the applicable notice period, provide each Participant a written explanation of the Qualified Survivor Annuity containing comparable information to that required under the provisions of Section 1.32(b)(2). For purposes of this paragraph, the term "applicable notice period" means whichever of the following periods ends last:

               . the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

               . the period beginning two years before and ending 12 months after the individual becomes a Participant;

               . the period beginning two years before and ending 12 months after the joint and survivor rules become effective for the Participant; or

               . the period beginning one year before and ending 12 months after the Participant separates from service before attaining age 35.

               A Participant who will not have attained age 35 as of the end of any current Plan Year may make a special Qualified Election to waive the Qualified Survivor Annuity for the period beginning on the date of the election and ending on the first day of the Plan Year in which the Participant attains age 35. The Election will not be valid unless the Participant receives a written explanation of the Qualified Survivor Annuity in terms comparable to the explanation required above. Qualified Survivor Annuity coverage will automatically resume as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after that date will be subject to the full requirements of this Section 1.34(b).

     (c)  Qualified Joint and Survivor Annuity

          A Qualified Joint and Survivor Annuity means an annuity which is purchased from an Insurer and which is payable for the life of the Participant with a survivor annuity for the life of his Surviving Spouse in an amount which is 50% of the amount payable during the joint lives of the Participant and his spouse. The amount of the Qualified Joint and Survivor Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

     (d)  Qualified Life Annuity

          A Qualified Life Annuity means an annuity which is purchased from an Insurer and which is payable for the lifetime of the Participant with payments terminating upon the death of the Participant. The amount of the Qualified Life Annuity will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

     (e)  Qualified Survivor Annuity

          A Qualified Survivor Annuity which a Surviving Spouse will be eligible to receive under the provisions of Section 6.02 means a monthly benefit payable for the remaining lifetime of the

          Surviving Spouse. The amount of the Qualified Survivor Annuity benefit will be the amount of benefit which can be purchased from an Insurer with the Participant's Vested Accrued Benefit.

          If the Participant's Vested Accrued Benefit is $3,500 ($5,000 for Plan Years beginning after August 5, 1997) or less, the Plan Administrator will direct the immediate distribution of the Participant's Vested Accrued Benefit to the Surviving Spouse. If the Participant's Vested Accrued Benefit at the time of any distribution exceeds $3,500 ($5,000 for Plan Years beginning after August 5, 1997), the Vested Accrued Benefit at any later time will be deemed to exceed $3,500 ($5,000 for Plan Years beginning after August 5, 1997). The Surviving Spouse may elect to receive the Qualified Survivor Annuity as a lump sum.

1.35 Related Employer

     The terms Related Employer and Affiliated Employer are used interchangeably and mean any other corporation, association, company or entity on or after the Effective Date which is, along with the Employer, a member of a controlled group of corporations (as defined in Code Section 414(b)), a group of trades or businesses which are under common control (as defined in Code Section 414(c)), an affiliated service group (as defined in Code
     Section 414(m)), or any organization or arrangement required to be aggregated with the Employer by Treasury Regulations issued under Code
     Section 414(o).

1.36 Required Beginning Date

     The Required Beginning Date for the commencement of benefit payments from the Plan is the April 1 immediately following the calendar year in which the Participant attains age 70 1/2 for a Participant who is a Five Percent Owner (as defined in Section 1.39(d)) with respect to the Plan Year in which the Participant attains age 70 1/2.

     The Required Beginning Date for the commencement of benefit payments from the Plan for any other Participant is the April 1 immediately following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) if so elected by the Participant, the calendar year in which the Participant retires.

1.37 Service

     (a) Service means any period of time the Employee is in the employ of the Employer. Service in all cases includes periods during which the Employee is on an "authorized leave of absence" or a "maternity or paternity leave of absence" described in Section 1.22 relating to One Year Break-in-Service. Leaves of absence also shall include periods of absence in connection with military service during which the Employee's re-employment rights are legally protected. Except for absence by reason of military service, leaves of absence shall be for a maximum period of two (2) years. Leaves of absence shall be granted on a uniform and nondiscriminatory basis.

     (b) If the Employer maintains the plan of a Predecessor Employer, Service shall include service for the Predecessor Employer. To the extent it may be required under applicable Treasury regulations under Code
          Section 414, Service shall include all service for any Predecessor Employer.

1.38 Surviving Spouse

     Surviving Spouse means a deceased Participant's spouse who was married to the Participant on the Participant's date of death. The Plan Administrator and the Trustee may rely conclusively on a Participant's written statement of his marital status. Neither the Plan Administrator nor the Trustee is required at any time to inquire into the validity of any marriage, the effectiveness of a common-law relationship or the claim of any alleged spouse which is inconsistent with the Participant's report of his marital status and the identity of his spouse.

1.39 Top-Heavy Definitions

     (a)  Aggregate Account

          Aggregate Account means, with respect to each Participant, the value of all accounts maintained on behalf of the Participant, whether attributable to Employer or Employee contributions, used to determine Top-Heavy Plan status under the provisions of a defined contribution plan. A Participant's Aggregate Account as of the Determination Date will be the sum of:

          . the balance of his Account(s) as of the most recent valuation date occurring within a 12-month period ending on the Determination Date (excluding any amounts attributable to deductible voluntary employee contributions); plus

          . contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet made or required to be made; plus

          . any Plan Distributions made within the Plan Year that includes the Determination Date or within the four preceding Plan Years.

     (b)  Aggregation Group

          Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

     (c)  Required Aggregation Group

          Each plan of the Employer in which a Key Employee is a Participant, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410, will be aggregated and the resulting group will be known as a Required Aggregation Group.

          Each plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

          (1)  Permissive Aggregation Group

               The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group (to be known as a Permissive Aggregation Group), taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.

               Only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

               Only those plans of the Employer in which the Determination Dates fall within the same calendar year will be aggregated in order to determine whether the plans are Top-Heavy Plans.

     (d)  Determination Date

          Determination Date means the last day of the preceding Plan Year, or, in the case of the first Plan Year, the last day of the first Plan Year.

     (e)  Key Employee

          Key Employee means any Employee or former Employee (and his Beneficiary) who, at any time during the Plan Year or any of the preceding four Plan Years, was:

          (1) A "Five Percent Owner" of the Employer. "Five Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 5% of the value of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer. If the Employer is not a corporation, Five Percent Owner means any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Related Employers will be treated as separate Employers; or

          (2) A "One Percent Owner" of the Employer having Compensation from the Employer of more than $150,000. "One Percent Owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than 1% of the value of the outstanding stock of the Employer or stock possessing more than 1% of the total combined voting power of all stock of the Employer. If the Employer is not a corporation, One Percent Owner means any person who owns more than 1% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Related Employers will be treated as separate Employers. However, in determining whether an individual has Compensation of more than $150,000, Compensation from each Related Employer will be taken into account; or

          (3) Effective January 1, 2002, any Employee or former Employee (including any deceased employee) who at any time during the plan year that includes the Determination Date was an officer of the employer having Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002).

     (f)  Non-Key Employee

          Non-Key Employee means any Employee (and his Beneficiaries) who is not a Key Employee.

     (g)  Plan Distributions

          Plan distributions include distributions made before January 1, 1984, and distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. However, distributions made after the valuation date and before the Determination Date are not included to the extent that they are already included in the Participant's Single Sum Benefit as of the valuation date.

          With respect to "unrelated rollovers and plan-to-plan transfers (those which are both initiated by an employee and made from a plan maintained by one employer to a plan maintained by another employer), if such a rollover or plan-to-plan transfer is made from this Plan, it will be considered as a distribution for purposes of this Section. If such a rollover or plan-to-plan transfer is made to this Plan, it will not be considered as part of the Participant's Single Sum Benefit. However, an unrelated rollover or plan-to-plan transfer accepted before January 1, 1984, will be considered as part of the Participant's Single Sum Benefit.

          With respect to "related" rollovers and plan-to-plan transfers (those which are either not initiated by an employee or are made from one plan to another plan maintained by the same employer), if such a rollover or plan-to-plan transfer is made from this Plan, it will not be considered as a distribution for purposes of this Section. If such a rollover or plan-to-plan transfer is made to this Plan, it will be considered as part of the Participant's Single Sum Benefit.

     (h)  Present Value of Accrued Benefit

          In the case of the defined benefit plan, a Participant's Present Value of Accrued Benefit, for Top-Heavy determination purposes, will be determined using the following rules:

          (1) The Present Value of Accrued Benefit will be determined as of the most recent "valuation date" within a 12-month period ending on the Determination Date.

          (2) For the first Plan Year, the Present Value of Accrued Benefit will be determined as if (A) the Participant terminated service as of the Determination Date; or (B) the Participant terminated service as of the valuation date, but taking into account the estimated Present Value of Accrued Benefits as of the Determination Date.

          (3) For any other Plan Year, the Present Value of Accrued Benefit will be determined as if the Participant terminated service as of the valuation date.

          (4) The valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a calculation is performed that plan year.

          (5) A Participant's Present Value of Accrued Benefit as of a Determination Date will be the sum of:

               . the present value of his Accrued Benefit determined using the actuarial assumptions which are specified below; plus

               . effective January 1, 2002, any Plan Distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the 1-year period ending on the Determination date; plus

               . any employee contributions, whether voluntary or mandatory. However, amounts attributable to qualified voluntary employee contributions, as defined in Code Section 219(e)(2) will not be considered to be a part of the Participant's Present Value of Accrued Benefit.

               Effective January 1, 2002, for purposes of calculating the amount of Plan Distributions made to an employee as required above, in the case of a Plan Distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting "5-year period" for "1-year period".

               For purposes of this Section, the present value of a Participant's Accrued Benefit will be equal to the greater of the present value determined using the actuarial assumptions which are specified for Actuarial Equivalent purposes or the present value determined using the "Applicable Interest Rate." The Applicable Interest Rate is the rate or rates that would be used by the Pension Benefit Guaranty Corporation for a trusteed single-employer plan to value a Participant's or Beneficiary's benefit on the date of distribution (the "PBGC Rate"). If the present value using the PBGC Rate exceeds $25,000, the Applicable Interest Rate is 120% of the PBGC Rate. However, the use of 120% of the PBGC Rate will never result in a present value less than $25,000.

          (6) Solely for the purpose of determining if this Plan (or any other plan included in a Required Aggregation Group of which this Plan is a part) is Top-Heavy, the Accrued Benefit of any Employee other than a Key Employee will be determined under

               (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or any Related Employer, or

               (B) if there is no such method, as if the benefit accrued no more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

     (i)  Single Sum Benefit

          The Single Sum Benefit for any Participant in a defined benefit pension plan will be equal to his Present Value of Accrued Benefit. The Single Sum Benefit for any Participant in a defined contribution plan will be equal to his Aggregate Account.

     (j)  Top-Heavy Group

          Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the Single Sum Benefits of all Key Employees under all plans included in the group exceeds 60% of a similar sum determined for all Participants.

          Super Top-Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of (1) the Single Sum Benefits of all Key Employees under all defined benefit plans included in the group, plus
          (2) the Single Sum Benefit of all Key Employees under all defined contribution plans included in the group exceeds 90% of a similar sum determined for all Participants.

     (k)  Top-Heavy Plan

          This Plan will be a Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 60% of the Single Sum Benefits of all Participants under this Plan.

          This Plan will be a Super Top-Heavy Plan for any Plan Year beginning after December 31, 1983, in which, as of the Determination Date, the Single Sum Benefits of all Key Employees exceed 90% of the Single Sum Benefits of all Participants under this Plan.

          If any Participant is a Non-Key Employee for a given Plan Year, but was a Key Employee for any prior Plan Year, the Participant's Single Sum Benefit will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy or Super Top-Heavy Group).

          Effective January 1, 2002, if an individual has performed no services for the Employer at any time during the 1-year period ending on the Determination Date, any Single Sum Benefit of such individual will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group or Super top-Heavy Group.

          If an individual has performed no services for the Employer at any time during the 5-year period ending on the Determination Date, any Single Sum Benefit of such individual will not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group or Super Top-Heavy Group).

1.40 Trust Fund, Trust

     These terms mean the total cash, securities, real property, insurance contracts and any other property held by the Trustee.

1.41 Trustee

     Trustee means Fidelity Management Trust Company or any successor Trustee.

1.42 Vested Percentage

     A Participant's Vested Percentage as of a given date will be that percentage determined in accordance with the Vesting Schedule. Notwithstanding the preceding, a Participant will be 100% vested upon reaching his Normal Retirement Age.

1.43 Vesting Schedule

     A Participant shall be fully vested at all times in amounts credited to the Participant's Employee Account, Pre-401(k) Account, Rollover Account and certain Employee Stock Ownership Accounts into which PAYSOP accounts were merged on August 1, 1996. In addition, the Participant also shall be entitled to receive a Nonforfeitable percentage of the balance credited to the Company Matching Account and Employee Stock Ownership Account, determined under the following vesting schedule:

                                                       Nonforfeitable
                  Years of Service                     Percentage

                  Less than 3 years                    0%
                  At least 3 years                     100%

     Notwithstanding the foregoing, the following vesting schedule shall apply to Participants' Employee Stock Ownership Accounts merged hereunder as of January 1, 1997, but only with respect to Participants who are credited with an Hour of Service on or after January 1, 1997:

                                                       Nonforfeitable
                  Years of Service                     Percentage

                  Less than 1 year                     0%
                  At least 1 but less than 2 years     10%
                  At least 2 but less than 3 years     25%
                  At least 3 years                     100%

1.44 Written Resolution

     The terms Written Resolution and Written Consent are used interchangeably and reflect decisions, authorizations, etc. by the Employer. A Written Resolution will be evidenced by a resolution of the Board of Directors of the Employer.

1.45 Year of Service

     (a)  Years of Service.

          Years of Service are determined using the Elapsed Time Method as specified in this Section.

          (1) Elapsed Time Method. The Elapsed Time Method shall be used to compute Years of Eligibility Service and Years of Vesting Service for all Regular Employees.

               Under the Elapsed Time Method, Years of Service are based upon an Employee's Elapsed Time of employment irrespective of the number of hours actually worked during such period; a Year of Service (including a fraction thereof) will be credited for each completed 365 days of Elapsed Time which need not be consecutive. The following terms are used in determining Years of Service under the Elapsed Time Method:

               . Date of Severance (Termination) - means the earlier of (A) the actual date an Employee resigns, is discharged, dies or retires, or (B) the first anniversary of the date an Employee is absent from work (with or without pay) for any other reason, e.g., disability, vacation, leave of absence, layoff, etc.

               . Elapsed Time - means the total period of service which has elapsed between a Participant's Employment Commencement Date and Date of Termination including Periods of Severance where a One Year Break-in-Service does not occur.

               . Employment Commencement Date - means the date an Employee first performs one Hour of Service for the Employer.

               . One Year Break-in-Service - means any 365-day period following an Employee's Date of Termination as defined above in which the Employee does not have at least one Hour of Service.

               . Period of Severance - is the time between the actual Date of Severance as defined above and the subsequent date, if any, on which the Employee performs an Hour of Service.

               All periods of employment will be aggregated including Periods of Severance unless there is a One Year Break-in-Service.

          Years of Eligibility Service for purposes of determining eligibility to participate in the Plan and Years of Vesting Service for purposes of determining a Participant's Vested Percentage include service with any organization which is a Related Employer with respect to the Employer.

     (b)  For Eligibility Purposes.

          Effective January 1, 1998, all Regular Employees who have completed at least one (1) hour of service shall be eligible to participate in the Plan.

     (c)  For Vesting Purposes

          Years of Service for purposes of computing a Participant's Vested Percentage are referred to as Years of Vesting Service and are determined using the Elapsed Time Method. For purposes of determining an Employee's Years of Vesting Service, an Employee shall receive credit for the aggregate of all time periods commencing on an Employee's Employment Commencement Date, including the Re-Employment Commencement Date, and ending on the date a Break-in-Service begins. An Employee also shall receive credit for any Period of Severance of less than 365 days. A Year of Vesting Service (including a fraction thereof) will be credited for each completed 365 days of Elapsed Time which need not be consecutive. In computing an Employee's Years of Vesting Service, the following rules shall apply:

          (i) Service shall be disregarded in computing a Participant's Years of Vesting Service under the Plan for Plan Years beginning prior to March 1, 1985, for which the Employee was eligible to make basic contributions (after-tax contributions) but declined to make any such contributions to the Plan, if such period occurred prior to his initial date of participation in the Plan.

          (ii) Service shall be disregarded in computing a Participant's Years of Vesting Service for Plan Years beginning on or after March 1, 1985, but before October 1, 1993, for which the Employee was eligible to direct the Employer to make Salary Deferral Contributions on his behalf but declined to direct the Employer to make any such contributions to the Plan; and if such period occurred prior to his initial date of participation in the Plan.

          (iii) Service prior to July 1, 1974, shall be disregarded in computing a Participant's Years of Vesting Service.

     (d)  Related Employers

          Years of Eligibility Service for purposes of determining eligibility to participate in the Plan and Years of Vesting Service for purposes of determining a Participant's Vested Percentage include service with any organization which is a Related Employer with respect to the Employer.

     (e)  Loss of Service

          If a Participant who is zero percent (0%) vested terminates employment and incurs at least 5 consecutive One Year Breaks-in-Service, he or she will lose all prior Eligibility Service and Vesting Service.

     (f)  Change in Computation Method

          With respect to the Employee Stock Ownership Plan Accounts merged hereunder, for purposes of determining a Participant's Years of Vesting Service in those Accounts as of December 31, 1996, the method used to calculate Years of Vesting Service shall be the method described in Section 2.14 of the First Mississippi Corporation Employee Stock Ownership Plan prior to August 1, 1996, or in this
          Section 1.45, whichever will result in the higher vested percentage.

                                    ARTICLE 2

                                  PARTICIPATION

2.01 Participation

     Effective January 1, 1998, all Regular Employees are eligible to participate in the Plan on the Regular Employee's Employment Commencement Date.

     Employees not eligible to participate in the Plan are:

     . Collective Bargaining Employees. Each Employee who is a member of a collective bargaining unit shall not be eligible to participate in this Plan unless the collective bargaining agreement provides otherwise. An Employee is a member of a collective bargaining unit if the Employee is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between the Employee representatives and the employer or employers. The term "Employee representatives" does not include an organization of which more than one-half (1/2) the members are owners, officers, or executives of the Employer.

     .    Leased Employees.

     An Employee who is otherwise eligible to participate may irrevocably elect not to participate in the Plan. Any election under this paragraph must be in writing and according to guidelines established by the Plan Administrator.

2.02 Participant Re-Entry

     If the employment of a Participant is terminated and the Participant subsequently is re-employed, the re-employed Employee shall become a Participant on the Re-employment Commencement Date. If an Employee becomes eligible but terminates employment prior to the first Entry Date, and the Employee is later re-employed, the Employee shall become a Participant on the Re-employment Commencement Date.

2.03 Participation After Re-employment

     An Employee who has satisfied all of the eligibility requirements but terminates employment prior to his Entry Date will participate in the Plan immediately upon returning to the employ of the Employer.

     A Participant or Former Participant who has terminated employment will participate as an Active Participant in the Plan immediately upon returning to the employ of the Employer.

     An Employee who terminates employment prior to satisfying the eligibility requirements of Section 2.01 and is subsequently re-employed shall become a Participant after meeting the eligibility requirements of Section 2.01, but shall be credited for Service retroactively to the Re-employment Commencement Date for purposes of eligibility and vesting.

2.04 Change in Employment Classification

     If a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a Break-in-Service, such Employee will participate immediately upon returning to an eligible class of Employees. If a Participant incurs a Break-in-Service, eligibility will be determined under the Break-in-Service rules of Section 1.27.

     In the event an Employee who is not a member of an Eligible Employee Classification becomes a member of such a classification, such Employee will begin to participate immediately if he has satisfied the eligibility requirements which are specified in Section 2.01.

2.05 Portability

     In the event an individual is transferred to or from employment covered by this Plan from or to employment covered by another plan. The provisions of this Section 2.05 shall control in situations where the provisions of this
     Section 2.05 are in conflict with any other Section or Sections of the Plan.

     In the event that an individual is transferred from employment covered by a plan sponsored by a Portability Group Member to employment covered by this Plan, employment of such individual which is counted for eligibility, vesting, and/or benefit accrual under the other plan may be counted as Service for the same purpose under this Plan if provided for by the acquisition, merger, and/or adoption agreement. Provided, however, that participation in this Plan shall not commence prior to the date on which the transfer takes place.

     In the event that an individual is transferred from employment covered by this Plan to employment covered by a plan sponsored by a Portability Group Member, employment of such individual which is counted for vesting purposes under the other plan may be counted as Service for vesting purposes under this Plan. The individual's Accounts in the Plan shall be maintained on an inactive basis and will continue to share in the allocation of investment earnings pursuant to Section 4.02 hereof. Except as otherwise provided in this paragraph, such individual will not share in the allocation of Company Matching Contributions or Forfeitures under this Plan after the date of his transfer to employment covered by a Portability Group Member. In the Plan Year in which such transfer occurs, such individual shall be entitled to share in the Company Matching Contributions or Forfeitures under the Portability Group Member's plan.

                                   ARTICLE 3

                              PARTICIPANT ACCOUNTS

3.01 Employee Account

     Employee Account means the Account of a Participant reflecting applicable contributions, investment income or loss allocated thereto and distributions. A Participant's Employee Account is 100% vested at all times.

     (a)  Employee Contributions

          (1)  Amount of Contribution

               Each Participant may elect to make an Employee Contribution each Contribution Period not to exceed 15% of the Participant's Compensation. Such contribution will be designated as a percentage of Compensation and will be equal to an even multiple of 1% or such other amount as allowed by the Plan Administrator. The Employer shall contribute to the Trust Fund the amount of each Participant's Employee Contribution which shall be treated as Employer Elective Contributions and credited to that Participant's Employee Account.

          (2)  Contribution Period

               The Contribution Period is each month.

          (3)  Method of Contribution

               All Employee Contributions will be made pursuant to a Payroll Withholding Agreement in accordance with Section 1.29.

          (4)  Limitations on Contributions

               (i)  Amount

                    A Participant may elect to defer Compensation only in an amount which the Participant otherwise could elect to receive in cash and which is currently available to the Participant. Compensation is not currently available to the Participant if the Participant is not eligible to receive it at the time of the contribution election.

               (ii) Nondiscrimination Requirements

                    All Employee Contributions are Elective Contributions within the meaning of Section 4.05(a)(8) and must satisfy the Nondiscrimination Requirements of Section 4.05(a)(5) and
                    (7).

               (iii) Excess Deferrals

                    The maximum amount of Employee Contribution which can be made under the Plan on behalf of any Participant during any calendar year will be limited to that amount which would not constitute an Excess Deferral as defined in Section 4.05(a)(14). The Plan Administrator will distribute any Excess Deferral, together with the income allocable to it, to the Participant no later than April 15 of the calendar year immediately following the year of the Excess Deferral. If a

                    Participant notifies the Plan Administrator before March 1 of any calendar year that Excess Deferrals have been made on his Account for the previous calendar year by reason of participation in a Cash or Deferred Arrangement maintained by another employer or employers, and if the Participant requests that the Plan Administrator distribute a specific amount to him on account of Excess Deferrals and certifies that the requested amount is an Excess Deferral, the Plan Administrator will designate the amount requested together with the income allocable to it as a distribution of Excess deferrals and distribute such amount no later than April 15 of that calendar year. The amount of Excess Deferrals to be distributed will be reduced by any Excess Contributions previously distributed or recharacterized with respect to the Plan Year beginning with or within the calendar year. The amount of income allocable to the Excess Deferral will be determined as described in Section 4.05(f).

          (5)  Timing of Deposits

               The Employer will deposit all Employee Contributions on the earliest date on which such contributions can reasonably be segregated from the Employer's general assets. Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee with reasonable promptness and not later than fifteen (15) business days after the end of the month in which payroll deductions were made.

     (b)  Withdrawals Before Separation From Service

          (1)  Restrictions on Distributions

               No distribution may be made from the Participant's Employee Account or any account comprised of Matching Contributions or Nonelective Contributions which are treated as Elective Contributions in accordance with the provisions of Section 4.05(h) except under one of the following circumstances:

               . the Participant's retirement, death, disability or termination of employment;

               .    the Participant's attaining of age 59 1/2;

               .    the avoidance or alleviation of a Financial Hardship;

               . the termination of this Plan without the establishment of a successor plan within the meaning of Treasury Regulation
                    Section 1.401(k)-1(d)(3);

               . the sale or other disposition by the Employer of at least 85 percent of the assets used by the Employer in a trade or business to an unrelated corporation which does not maintain the plan, but only if the Participant continues employment with the corporation acquiring the assets and only if the Employer continues to maintain this Plan; or

               . the sale or other disposition by the Employer of its interest in a subsidiary to an unrelated entity which does not maintain the plan, but only if the Participant continues employment with the subsidiary and only if the Employer continues to maintain this Plan.

               This paragraph does not apply to distributions of Excess Deferrals, Excess Contributions, or excess Annual Additions.

               Effective January 1, 2002, a Participant's Employee Contributions, and any other contributions treated as elective deferrals, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment, as defined in the Code or by Internal Revenue Service guidance. However, such a distribution shall be subject to the other applicable provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

          (2)  Financial Hardship Withdrawals

               A Participant may file with the Plan Administrator a written request to withdraw, in order to avoid or alleviate a Financial Hardship, any amount not to exceed that portion of his Employee Account which represents the sum of

               .    his total Employee Contributions made after 1988, and

               . his total Employee Contributions made before 1989 together with the income earned before 1989 which is allocable to those Contributions.

               The Plan Administrator will allow Financial Hardship withdrawals only if they are necessary to satisfy a Participant's immediate and heavy financial need.

               (i)  Immediate and Heavy Financial Need Defined

                    A withdrawal will be deemed to be made due to an immediate and heavy financial need of the Participant if it is made because of:

                    . Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, his spouse or any of his dependents (as defined in Code
                         Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                    . Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                    . Payment of tuition or educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents (as defined in Code
                         Section 152);

                    . Prevention of the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

               (ii) Maximum Withdrawal Amount

                    No withdrawal may exceed the amount necessary to satisfy the Participant's immediate and heavy financial need. However, the amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. The Plan Administrator will allow the withdrawal if it determines, after a full review of the Participant's written request and evidence presented by the Participant showing immediate and heavy financial need as well as the Participant's lack of other reasonably available resources, that the withdrawal is necessary to satisfy the need. No withdrawal will be treated as necessary to the extent it can be satisfied from other resources which are reasonably available to the Participant, including those of the Participant's spouse and minor children. A withdrawal will be treated as necessary to the extent the Participant demonstrates to the satisfaction of the Plan Administrator that the need cannot be relieved by any of the following:

                    . Reimbursement or compensation by insurance or otherwise;

                    . Reasonable liquidation of assets to the extent the liquidation would not itself cause an immediate and heavy financial need;

                    . Cessation of Employee Contributions or Employee After-tax Contributions (as defined in Section 4.05(a)) or both under any plan maintained by any employer;

                    . Other distributions or nontaxable (at the time of the loan) loans from plans maintained by any employer;

                    . Borrowing from commercial sources on reasonable commercial terms.

                    Unless the Plan Administrator has evidence to the contrary, it may rely upon the Participant's written representation that the need cannot be relieved by any of the foregoing.

              (iii) Safe Harbor

                    The Plan Administrator will not allow any withdrawal until the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available to the Participant under all plans maintained by the Employer. Effective January 1, 2002, upon the withdrawal of any portion of a Participant's Employee Account, the Participant will become ineligible for any Elective Contribution to this Plan or any other plan maintained by the Employer, or to make any contribution to this Plan or any other plan maintained by the Employer until the first day of the first payroll period which begins not less than 6 months following the date of withdrawal. A Participant who receives a distribution of amounts in the Participant's Employee Account in the calendar year 2001 on account of hardship shall be prohibited from making Elective Contribution to this Plan or any other plan maintained by the Employer for 6 months after receipt of the distribution or until January 1, 2002, if later. For this purpose the phrase "any other plan maintained by the Employer" means all qualified and nonqualified plans of deferred compensation maintained by the Employer. The phrase includes stock option, stock purchase, or similar plans, or a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125. It does not include the mandatory employee contribution portion of a defined benefit plan, nor does it include a health or welfare benefit plan (including one that is part of a cafeteria plan within the meaning of Code Section 125). Furthermore, the maximum amount of Employee Contributions which can be made under the Plan on behalf of any Participant during the calendar year which follows the calendar year in which the withdrawal was made will be limited to the amount which would not be treated as an Excess Deferral for that year reduced by the amount of Employee Contributions made on behalf of the Participant in the calendar year of withdrawal."

3.02 Pre 401(k) Account

     Pre 401(k) Account means the Account of a Participant reflecting applicable contributions, investment income or loss allocated thereto and distributions. A Participant's Pre 401(k) Account is 100% vested at all times.

     (a)  Pre 401(k) Contributions

          The Pre 401(k) Account (previously referred to as the Employee Nondeferred Account) is a frozen account, effective March 1, 1985, consisting of Employee After-tax contributions plus accumulated earnings. The Plan will neither permit nor accept Employee After-tax contributions.

     (b)  Withdrawals Before Separation From Service

          A Participant may withdraw all or any portion of his Pre 401(k) Account at any time and from time to time subject to the limitations of this Section. Each withdrawal at the time it is paid shall be charged to the Pre 401(k) Account of the withdrawing Participant. Total withdrawals under this Section may be limited to the lesser of the aggregate amount of Employee After-tax contributions made by the Participant or the market value of the Pre 401(k) Account of the Participant on the date of withdrawal. Any amounts in a Pre 401(k) Account in excess of the aggregate Employee After-tax contributions made to the account shall remain fully vested and Nonforfeitable and shall be distributed according to the option selected under Section
          5.05 when the Participant separates from service. A distribution of Employee After-tax contributions must comply with the survivor annuity requirements described in Sections 1.32 and 5.05.

3.03 Company Matching Account

     Company Matching Account means the Account of a Participant reflecting applicable contributions, forfeitures, investment income or loss allocated thereto and distributions. The Company Matching Account is divided into sub-accounts: (1) the Company Stock Sub-Account and (2) the Other Investments Sub-Account. The Company Stock Sub-Account holds a Participant's total interest in the Trust Fund attributable to the Participant's portion of the Company Matching Contribution made or invested in Company Stock. The Other Investments Sub-Account holds a Participant's total interest in the Trust Fund attributable to the Participant's portion of the Company Matching Contribution made in cash and invested in assets other than Company Stock. A Participant's Company Matching Account is subject to the Vesting Schedule.

     (a)  Company Matching Contributions

          For each Contribution Period, the Employer will make a Company Matching Contribution to each Eligible Participant's Company Matching Account in an amount which is determined in accordance with this Section subject to the limitations of Article 7.

          (1)  Eligible Participants

               All Participants who are employed by the Employer during the Contribution Period and who have elected to make an Employee Contribution for the Contribution Period are eligible to share in the allocation of the Company Matching Contribution for the Contribution Period.

          (2)  Contribution Period

               The Contribution Period for Company Matching Contributions is each month.

          (3)  Amount of Company Matching Contribution

               The amount of the Company Matching Contribution to be made to an Eligible Participant's Company Matching Account is equal to 100% of that portion of the Participant's Employee Contribution which is not in excess of 4% of the Participant's annual Compensation. The Company Matching Contribution on behalf of each Participant shall be credited to each Participant's Company Matching Account.

          (4)  Form of Company Matching Contribution

               The Employer may make its contribution in cash or in Company Stock as the Employer may determine from time to time. The Employer shall specify in writing at the time a cash contribution is made whether such contribution shall be allocated to the Company Stock Sub-Account or the Other Investments Sub-Account of each Eligible Participant. The Employer may make its contribution in the form of Company Stock at the fair market value determined at the time of contribution, which shall be invested in the Company Stock Sub-Account of each eligible Participant in accordance with Section 3.03(a)(3).

          (5)  Limitations

               All Company Matching Contributions are Matching Contributions within the meaning of Section 4.05(a) and must satisfy the Nondiscrimination Requirements of Section 4.05. The Company Matching Contribution for any Plan Year on behalf of a Participant shall not exceed the Participant's Annual Additions limitation described in Article 7, even if the formula would otherwise require a larger contribution.

          (6)  Allocation of Company Matching Contributions

               The Company Matching Contribution shall be allocated to the Company Matching Account of each eligible Participant in the same ratio that each Participant's Employee Contribution for the Contribution Period bears to the total Employee Contributions of all Participants for such Contribution Period.

          (7)  Application of Forfeitures

               Forfeitures from a Participant's Company Matching Account may be used to pay plan expenses and/or to reduce Company Matching Contributions in the Plan Year in which the Forfeitures are determined to occur.

               Notwithstanding the above, amounts forfeited from a Participant's Company Matching Account prior to July 1, 1996, are added to the Thrifters Fund and allocated along with Company Matching Contributions on the last day of the Plan Year in which the forfeitures are determined to occur.

               Amounts forfeited prior to July 1, 1996, will be allocated by the ratio which each Eligible Participant's Compensation bears to the total Compensation of all Eligible Participants.

               Notwithstanding the foregoing, the portion of a Participant's account attributable to assets other than Company Stock acquired with the proceeds of an Acquisition Loan shall be forfeited first.

          (8)  Timing of Deposit

               The Employer shall pay to the Trustee the Company Matching Contributions at any time and from time to time; except that the total Company Matching Contribution for any Plan Year shall be paid in full not later than the time prescribed by Code Section 404(a)(6) to enable the Employer to obtain a deduction on its federal income tax return for the Employer's taxable year. The total Company Matching Contribution for any Plan Year shall be deemed made on the Anniversary Date of that Plan Year.

     (b)  Withdrawals Before Separation from Service

          A Participant must take any withdrawals available to him under Section 3.02(a) and/or Section 3.04(b) before being eligible to make a Company Matching Account withdrawal.

          A Participant will be permitted to make a Company Matching Account withdrawal if at least one of the following conditions applies:

          (1) If the Employee has been a Participant for five or more years and has a date of participation in the Plan on or before January 1, 1995;

          (2)  If the Participant has attained age 59 1/2; or

          (3) On account of a Participant's financial need or hardship as that term is defined in Section 3.01(b)(2).

          A Company Matching Account withdrawal will not result in a suspension of Company Matching Contributions.

          A Participant who is eligible to make a withdrawal from his Company Matching Account may not make a withdrawal from his Company Matching Account more frequently than once each Plan Year.

          For the period commencing with the date of execution of this amendment and continuing until September 5, 2000, a Participant may elect, subject to the limitations below, an in-service withdrawal of the shares of stock in Placer Dome Corporation and/or Mississippi Chemical Corporation held for the Participant's benefit in the Plan. Such election shall be subject to the following:

          (1) The amount of shares which shall be withdrawn pursuant to such election shall be equal to the least of (i) such Participant's vested interest in his Company Matching Contributions Account,
               (ii) the amount attributable to Company Matching Contributions made prior to July 31, 1998, or (iii) the number of shares in Placer Dome Corporation and/or Mississippi Chemical Corporation held for the benefit of such Participant;

          (4) The Participant must complete a written election to withdraw and/or elect a Direct Rollover (as herein defined) no later than September 5, 2000. Any election for less than the entire amount described in (1) above shall be invalid.

          (5) A Participant shall be limited to electing either an in-kind lump sum distribution and/or a direct rollover of such shares subject, however, to the limitations otherwise applicable herein.

          (6) The Trustee shall effect the timely and valid election of a Participant as soon as administratively feasible following September 5, 2000.

3.04 Employee Stock Ownership Account

     Employee Stock Ownership Account means the Account of a Participant reflecting contributions by the Employer in the form of Company Stock, forfeitures, investment income or loss allocated thereto and distributions. The Employee Stock Ownership Account is divided into sub-accounts: (1) the Company Stock Sub-Account and (2) the Other Investments Sub-Account. The Company Stock Sub-Account holds a Participant's total interest in the Trust Fund attributable to the Participant's portion of the Employee Stock Ownership Contribution made or invested in Company Stock. The Other Investments Sub-Account holds a Participant's total interest in the Trust Fund attributable to the Participant's portion of the Employee Stock Ownership Contribution made in cash and invested in assets other than Company Stock. A Participant's Employee Stock Ownership Account is subject to the Vesting Schedule.

     (a)  Employee Stock Ownership Account Contributions

          (1)  Eligible Participant

               A Participant is entitled to share in the allocation of Employee Stock Ownership Contributions and Forfeitures, if any, for the Plan Year only if he is an Employee on the Anniversary Date of the Plan. A Participant who separates from service prior to the Anniversary Date of the Plan during the Plan Year for which the contribution was made shall not share in an allocation, unless separation from Service occurred because of the Participant's death, disability or retirement. No Participant, other than one who died, became disabled or retired during the Plan Year, shall be entitled to have any Employee Stock Ownership Contributions allocated to his or her Account, unless the Participant shall be employed by the Employer on the Anniversary Date for the Plan Year.

               The Plan Administrator will suspend the accrual requirements for Includable Employees who are Participants, beginning first with the Includable Employee(s) employed with the Employer on the last day of the Plan Year, then the Includable Employee(s) who have the latest Separation from Service during the Plan Year, and continuing to suspend in descending order the accrual requirements for each Includable Employee who incurred an earlier Separation from Service, from the latest to the earliest Separation from Service date, until the Plan satisfies both the minimum participation requirements of Code Section 401(a)(26)(A) and the minimum coverage requirements of Code Section 410(b)(1) for the Plan Year. If two or more Includable Employees have a Separation from Service on the same day, the Plan Administrator will suspend the accrual requirements for all such Includable Employees, irrespective of whether the Plan can satisfy the minimum participation requirements of Code Section 401(a)(26)(A) and the minimum coverage requirements of Code Section 410(b)(1) by accruing benefits for fewer than all such Includable Employees. If the Plan suspends the accrual requirements for an Includable Employee, that Employee will share in the allocation of Employer contributions and Participant Forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year. If the Employer's Plan includes Employer matching contributions subject to Code
               Section 401(m), this suspension of accrual requirements applies separately to the Code Section 401(m) portion of the Plan, and the Plan Administrator will treat an Employee as benefiting under that portion of the Plan if the Employee is an Eligible Employee for purposes of the nondiscrimination requirements of Code
               Section 401(m)(2)(A). "Includable" Employees are all Employees other than: (a) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion or by reason of the participation requirements of Section 2.01 and
               (b) any Employee who incurs a Separation from Service during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year.

          (2)  Contribution Period

               The Contribution Period shall be the Plan Year.

          (3)  Amount

               For each Plan Year, the amount of the Employee Stock Ownership Contribution to the Trust Fund will equal the amount, if any, the Employer may from time to time determine and authorize. Although the Employer may contribute to this Plan whether or not it has net profits, the Employer intends the merged Plan to be an employee stock ownership plan with a cash or deferred arrangement for all purposes of the Code. The Employer shall not authorize contributions by the Employer at such times or in such amounts that the Plan in operation discriminates in favor of Highly Compensated Employees. Notwithstanding the foregoing, the Employee Stock Ownership Contribution for any year shall be subject to the limitations of Article 7.

          (4)  Form of Employee Stock Ownership Account Contribution

               The Employer may make its contribution in cash or in Company Stock as the Employer may determine from time to time. The Employer shall specify in writing at the time a cash contribution is made whether such contribution shall be allocated to the Company Stock Sub-Account or the Other Investment Sub-Account of each Eligible Participant. The Employer may make its contribution in the form of Company Stock at the fair market value determined at the time of contribution, which shall be invested in the Company Stock Sub-Account of each Eligible Participant in accordance with Section 3.04(a)(6).

          (5)  Limitations

               The Employee Stock Ownership Contribution for any Plan Year on behalf of a Participant shall not exceed the Participant's Annual Additions limitation described in Article 7.

          (6)  Allocation of Employee Stock Ownership Account Contribution

               The Employee Stock Ownership Contribution shall be allocated to the Employee Stock Ownership Account of each eligible Participant in the same ratio that each Participant's Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year.

          (7)  Application of Forfeitures

               Forfeitures from a Participant's Employee Stock Ownership Account will be used to reduce Employee Stock Ownership Contributions in the Plan Year in which the Forfeitures are determined to occur. To the extent that a Participant's Employee Stock Ownership Account holds more than one class of Employer Securities, Forfeitures shall be made equally from each class of Employer Securities.

               Notwithstanding the foregoing, the portion of a Participant's account attributable to assets other than Company Stock acquired with the proceeds of an Acquisition Loan shall be forfeited first.

          (8)  Timing of Deposit

               The Employer shall pay to the Trustee the Employee Stock Ownership Contributions at any time and from time to time; except that the total Employee Stock Ownership Contribution for any Plan Year shall be paid in full not later than the time prescribed by Code Section 404(a)(6) to enable the Employer to obtain a deduction on its federal income tax return for the Employer's taxable year. The total Employee Stock Ownership Contribution for any Plan Year shall be deemed made on the Anniversary Date of that Plan Year.

     (b)  Withdrawals Before Separation from Service

          The Plan does not permit withdrawal of Employee Stock Ownership Contributions prior to separation from Service, except as permitted pursuant to Section 12.02 with respect to diversification.

     (c)  Minimum Allocation for Top-Heavy Plan

          (1) Minimum Allocation. Notwithstanding the foregoing, for any Plan Year in which the Plan is determined to be Top-Heavy, the amount of Employee Stock Ownership

               Contributions and Forfeitures allocated to the Employee Stock Ownership Account of each Non-Key Employee shall be equal to the lesser of three percent (3%) of each Non-Key Employee's Compensation or the highest contribution rate for the Plan Year made on behalf of any Key Employee. However, if a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on the defined benefit plan), the top heavy minimum allocation is 3% of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employee.

          (2) Compensation. For purposes of this Section, Compensation means Compensation defined in Section 1.11 except (i) Compensation does not include Employee Contributions, and (ii) any exclusions from Compensation (other than the exclusion of Employee Contributions and the exclusions described in clauses (i) through (iv) of
               Section 1.11) do not apply. Notwithstanding the definition of Compensation in Section 1.11(v), the period preceding a Participant's Entry Date shall be included in determining the minimum top-heavy allocation provided by this Section.

          (3) Contribution Rate. For purposes of this Section, a Participant's contribution rate is the sum of employer contributions (not including employer contributions to Social Security) and Forfeitures allocated to the Participant's Accounts for the Plan Year divided by his or her Compensation for the entire Plan Year. To determine a Participant's contribution rate, the Plan Administrator must treat all qualified top-heavy defined contribution plans maintained by the Employer (or by any related Employers described in Section 1.35) as a single plan. For purposes of this Section, for Plan Years beginning after 1988, the following rules apply:

               (i) Employer Elective Contributions (described in Section 3.01 as Employee Contributions) on behalf of Key Employees are taken into account in determining the minimum required contribution under Code Section 416(c)(2). However, Employer Elective Contributions on behalf of Employees other than Key Employees may not be treated as Employer Contributions for the minimum contribution or benefit requirement of Code
                    Section 416.

               (ii) Company Matching Contributions allocated to Key Employees are treated as employer contributions for determining the minimum contribution or benefit under Code Section 416. However, if a plan utilizes Matching Contributions allocated to Employees other than Key Employees as Employee After-Tax Contributions or Elective Contributions to satisfy the minimum contribution requirement, the Matching Contributions are not treated as Matching Contributions for applying the requirements of Code Section 401(k) and 401(m).

               (iii) Effective January 1, 2002, Company Matching Contributions
                    shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to Company Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Company Matching Contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

          (4) Participant Entitled to Top-Heavy Minimum Allocation. The minimum allocation under this Section shall be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year, whether or not the Participant has been credited with one thousand (1,000) Hours of Service for the Plan Year. The minimum allocation under this Section shall not be provided to any

               Participant who was not employed by the Employer on the last day of the Plan Year. The provisions of this Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer under which the minimum allocation or benefit requirements under Code Section 416(c)(1) or (c)(2) are met for the Participant.

          (5) Compliance. The Plan will satisfy the top-heavy minimum allocation under this Section. The Plan Administrator first will allocate the Employee Stock Ownership Contributions (and Forfeitures, if any) for the Plan Year pursuant to the allocation formula under Section 3.04(a)(6). The Employer then will contribute an additional amount for the Employee Stock Ownership Account of any Participant entitled under this Section to a top-heavy minimum allocation and whose contribution rate for the Plan Year, under this Plan and any other plan aggregated under this Section, is less than the top-heavy minimum allocation. The additional amount is the amount necessary to increase the Participant's contribution rate to the top-heavy minimum allocation. The Plan Administrator will allocate the additional contribution to the Account of the Participant on whose behalf the Employer makes the contribution.

3.05 Rollover Contributions

     (a)  Eligible Employee

          Each Employee who is a member of an Eligible Employee Classification, regardless of whether he is a Participant in the Plan, will have the right to make a Rollover Contribution of cash (or other property of a form acceptable to the Plan Administrator and the Trustee in accordance with the Employer's written policy regarding Rollover Contributions) into the Plan from another qualified plan. If the Employee is not a Participant hereunder, his Rollover Account will constitute his entire interest in the Plan. In no event will the existence of a Rollover Account entitle the Employee to participate in any other benefit provided by the Plan.

          If specifically provided for in a Written Resolution, Rollover Contribution will also mean the amount of assets transferred, pursuant to Section 10.05, to this Plan from another plan which is qualified under Code Sections 401(a) and 501(a).

          The amount received by the Trustee as a Rollover Contribution shall be credited to the Participant's Rollover Account. A Participant's Rollover Contribution shall not be forfeitable nor reduce in any way the obligations of the Employer under the Plan.

     (b)  Withdrawals

          A Participant may withdraw all or any portion of his Rollover Account at any time subject to the limitations of Sections 1.34 and 5.05.

                                   ARTICLE 4

                            ACCOUNTING AND VALUATION

4.01 General Powers of the Plan Administrator

     The Plan Administrator will have the power to establish rules and guidelines, which will be applied on a uniform and non-discriminatory basis, as it deems necessary, desirable or appropriate with regard to accounting procedures and to the timing and method of contributions to and/or withdrawals from the Plan.

4.02 Valuation Procedure

     (a)  Accounts other than Employee Stock Ownership Accounts

          As of the end of each Accounting Period on the Accounting Date, the Plan Administrator will determine the fair market value of each Specific Investment Fund being administered by the Trustee. To determine the gain or loss of the Accounts in each Specific Investment Fund, the Plan Administrator will first calculate the change in value of each Specific Investment Fund between the current Accounting Period and the last preceding Accounting Period. The net gain or loss in each Specific Investment Fund will be allocated to the accounts of those Participants who are participating in each Specific Investment Fund on the Accounting Date. The Plan Administrator will then charge to the prior account balances all previously uncharged payments or distributions made from the Accounts since the last preceding Accounting Period. Finally, the Plan Administrator will allocate and credit Employer Contributions that are to be allocated and credited as of that date in accordance with Article 3.

     (b)  Employee Stock Ownership Accounts

          As of each Anniversary Date, any cash dividends paid on shares of Company Stock allocated to Participants' Company Stock Sub-Accounts will, as directed by the Plan Administrator, (a) be invested in Company Stock through any dividend reinvestment plan maintained by the Employer, (b) invested by the Trustee in Company Stock as soon as practical after receipt, or (c) allocated to the Other Investment Sub-Account of such Participants; provided, however, that any cash dividends which are currently distributed to Participants under
          Article 12 shall not be so allocated.

          Cash dividends on shares of Company Stock in the suspense account shall be used to make payments on an Acquisition Loan. The shares of Company Stock released from the suspense account as a result of such payment shall be allocated in the manner described in Section 12.01.

          Any stock dividends received on Company Stock shall be credited to the Account (including the suspense account) to which such Company Stock was allocated.

          Notwithstanding the foregoing, an independent appraiser meeting requirements similar to those prescribed by the applicable Treasury regulations or Code Section 170(a)(1) must perform all valuations of Company Stock not readily tradeable on an established securities market.

4.03 Specific Investment Funds

     (a) The Plan Administrator will select the Investment Funds available under the Plan in a separate written Investment Policy. The Plan Administrator shall maintain such Investment Funds in accordance with the Employer's written Investment Policy. Such Investment Funds shall be communicated to Participants in writing.

          All Accounts, other than Company Stock Sub-Accounts, shall be allocated by the Plan Administrator to the Plan's Investment Funds specified in a separate written Investment Policy. Dividends, interest and other distributions shall be reinvested in the same Specific Investment Fund from which received.

          Except as provided hereafter in this Section, the assets of each such Specific Investment Fund shall be invested exclusively in shares of the registered investment company designated by the Board, provided that such shares constitute securities described in ERISA Section 401(b)(1). Amounts in any such Specific Investment Fund in amounts estimated by the Trustee to be needed for cash withdrawals, or in amounts too small to be reasonably invested, or in amounts which the Trustee deems to be in the best interest of the Participants, may be retained by the Trustee in cash or invested temporarily.

4.04 Participant Direction of Investment

     (a)  Application of this Section

          Subject to the provisions of this Section, each Participant will have the right to direct the investment of all of his or her Accounts, other than his or her Employee Stock Ownership Account, among the Investment Funds which are made available by the Plan Administrator. The Employee Stock Ownership Account may not be reinvested in other investment options until the Participant qualifies for diversification under the provisions of Section 12.02.

     (b)  General Powers of the Trustee

          The Trustee will have the power to establish rules and guidelines as it deems necessary, desirable or appropriate with regard to the directed investment of contributions in accordance with this Section. Such rules and guidelines are intended to comply with Section 404(c) of ERISA and the regulations thereunder. Included in such powers, but not by way of limitation, are the following powers and rights:

          (1) To temporarily invest those contributions which are pending directed investment in a Specific Investment Fund, in the General Investment Fund or in some other manner as determined by the Trustee.

          (2) To establish rules with regard to the transfer of all or any part of the balance of an Account or Accounts of a given Participant from one Investment Fund to another.

          (3) To maintain any part of the assets of any Investment Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest, or in a short-term investment fund that provides for the collective investment of cash balances or in other cash equivalents having ready marketability, including, but not limited to, U.S. Treasury Bills, commercial paper, certificates of deposit, and similar types of short-term securities, as may be deemed necessary by the Trustee in its sole discretion.

          The Trustee will not be liable for any loss that results from a Participant's exercise of control over the investment of the Participant's Accounts. If the Participant fails to provide adequate directions, the Plan Administrator will direct the investment of the Participant's Account. The Trustee will have no duty to review or make recommendations regarding a Participant's investment directions.

     (c)  Accounting

          The Plan Administrator will maintain a set of accounts for each Investment Fund. The accounts of the Plan Administrator for each Investment Fund will indicate separately the dollar amounts of all contributions made to such Investment Fund by or on behalf of each Participant from time to time. The Plan Administrator will compute the net income from investments; net profits or losses arising from the sale, exchange, redemption, or other disposition of assets, and the pro rata share attributable to each Investment Fund of the expenses of the administration of the Plan and Trust and will debit or credit, as the case may be, such income, profits or losses, and expenses to the unsegregated balance in each Investment Fund from time to time. To the extent that the expenses of the administration of the Plan and Trust are not directly attributable to a given Investment Fund, such expenses, as of a given Accounting Date, will be prorated among each Investment Fund; such allocation of expenses will, in general, be performed in accordance with the guidelines which are specified in this Article.

     (d)  Future Contributions

          Each Participant who chooses to participate in the Plan will elect the percentage of those contributions (which are subject to Participant direction of investment) which is to be deposited to each available Investment Fund. Such election will be in effect until modified. If any Participant fails to make an election by the appropriate date, he will be deemed to have elected an Investment

          Fund(s) as determined by the Plan Administrator. Elections will be limited to multiples of one percent (or such other reasonable increments as determined by the Plan Administrator).

     (e)  Change in Investment of Past Contributions

          A Participant may file an election with the Plan Administrator to shift the aggregate amount or reasonable increments (as determined by the Plan Administrator) of the balance of his existing Account or Accounts which are subject to Participant direction of investment among the various Investment Funds at any time. Elections will be limited to multiples of one percent (or such other reasonable increments as determined by the Plan Administrator).

     (f)  Changes in Investment Elections

          Elections with respect to future contributions and/or with respect to changes in the investment of past contributions will be made in writing on a form provided by the Plan Administrator, except that each Participant may authorize the Plan Administrator in writing on an authorization form provided by the Plan Administrator to accept such directions as may be made by the Participant by use of a telephone voice response system maintained for such purpose.

          The Plan Administrator may establish additional rules and procedures with respect to investment election changes including, for example, the number of allowed changes per specified period, the amount of reasonable fee, if any, which will be charged to the Participant for making a change, specified dates or cutoff dates for making a change, etc.

     (g)  Addition and Deletion of Specific Investment Funds

          Specific Investment Funds may be made available from time to time by the Trustee. Specific Investment Funds, as are from time to time made available by the Trustee, may be deleted or added from time to time by the Plan Administrator. The Plan Administrator will establish guidelines for the proper administration of affected Accounts when a Specific Investment Fund is added or deleted.

4.05 Nondiscrimination Requirements

     (a)  Definitions Applicable to the Nondiscrimination Requirements

          The following definitions apply to this Section:

          (1)  Aggregate Limit.

               With respect to a given Plan Year, Aggregate Limit means the greater of the sum of [(A) + (B)] or the sum of [(C) + (D)] where:

               (A)  is equal to 125% of the greater of DP or CP;

               (B) is equal to 2 percentage points plus the lesser of DP or CP, not to exceed 2 times the lesser of DP or CP;

               (C)  is equal to 125% of the lesser of DP or CP;

               (D) is equal to 2 percentage points plus the greater of DP or CP, not to exceed 2 times the greater of DP or CP;

               DP represents the Deferral Percentage for the Non-highly Compensated Group eligible under the Cash or Deferred Arrangement for the Plan Year; and

               CP represents the Contribution Percentage for the Non-highly Compensated Group eligible under the plan providing for the Employee After-tax Contributions or Employer Matching Contributions for the Plan Year beginning with or within the Plan Year of the Cash or Deferred Arrangement.

          (2)  Cash or Deferred Arrangement (CODA).

               A Cash or Deferred Election is any election (or modification of an earlier election) by an Employee to have the Employer either:

               . provide an amount to the Employee in the form of cash or some other taxable benefit that is not currently available, or

               . contribute an amount to the Plan (or provide an accrual or other benefit) thereby deferring receipt of Compensation.

               A Cash or Deferred Election will only be made with respect to an amount that is not currently available to the Employee on the date of election. Further, a Cash or Deferred Election will only be made with respect to amounts that would have (but for the Cash or Deferred Election) become currently available after the later of the date on which the Employer adopts the Cash or Deferred Arrangement or the date on which the arrangement first becomes effective.

               A Cash or Deferred Election does not include a one-time irrevocable election upon the Employee's commencement of employment or first becoming an Eligible Employee.

          (3)  Compensation

               For purposes of this Section, Compensation means Compensation as defined in Section 1.11. Compensation in excess of the Statutory Compensation Limit is disregarded.

               The period used to determine an Employee's Compensation for a Plan Year may be limited to that portion of the Plan Year in which the Employee was an Eligible Employee, provided that this method is applied uniformly to all Eligible Employees under the Plan for the Plan Year.

          (4)  Contribution Percentage

               Contribution Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Employee After-tax Contributions and Matching Contributions which are made by or on behalf of each Participant for a Plan Year to each Participant's Compensation for the Plan Year.

               For purposes of determining the Contribution Percentage, each Employee who is eligible under the terms of the Plan to make or to have contributions made on his behalf is treated as a Participant. The Contribution Percentage of an eligible Employee who makes no Employee After-tax Contribution and receives no Matching Contribution is zero.

               The Contribution Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee After-tax Contributions or receive an allocation of Matching Contributions (including Elective Contributions and Nonelective Contributions which are treated as Employee or Matching Contributions for purposes of the Contribution Percentage Test) allocated to his accounts under two or more plans which are sponsored by the Employer will be determined as if the Employee After-tax and Matching Contributions were made under a single plan. For purposes of this paragraph, if a Highly Compensated Employee participates in two or more such plans which have different Plan

               Years, all plans ending with or within the same calendar year will be treated as a single plan.

          (5)  Contribution Percentage Test

               The Contribution Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code
               Section 401(m).

               In each of the following tests, the Contribution Percentage for the Highly Compensated Group for a Plan Year is compared with the Contribution Percentage for the Non-highly Compensated Group for the preceding Plan Year.

               In the case of the first Plan Year of the Plan (if this is not a successor plan within the meaning of Treasury Regulation 1.401(k)-1(d)(3)), the Contribution Percentage for the Non-highly Compensated Group will be the Contribution Percentage for the Non-highly Compensated Group for the first Plan Year or, if the Employer elects to use 3% as the Deferral Percentage for the first Plan Year, the Contribution Percentage that would result if the Deferral Percentage for each Non-highly Compensated Participant were 3%.

               The Contribution Percentage Test may be met by either satisfying the General Contribution Percentage Test or the Alternative Contribution Percentage Test.

               The General Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed 125% of the Contribution Percentage for the Non-highly Compensated Group.

               The Alternative Contribution Percentage Test is satisfied if the Contribution Percentage for the Highly Compensated Group does not exceed the lesser of:

               . The Contribution Percentage for the Non-highly Compensated Group plus 2 percentage points, or

               . The Contribution Percentage for the Non-highly Compensated Group multiplied by 2.0.

               If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee After-tax Contributions or Matching Contributions, (ii) the Deferral Percentage for all of the Highly Compensated Group does not satisfy the General Deferral Percentage Test, and (iii) the Contribution Percentage for all of the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Contribution Percentage Test will be deemed to be satisfied only if the sum of the Deferral Percentage and the Contribution Percentage for all of the Highly Compensated Group does not exceed the Aggregate Limit. If the Aggregate Limit is exceeded, the Plan shall satisfy the test for multiple use of the alternative limitation as provided in Treas. Reg. ss. 1.401(m)-2(c) in accordance with Section 4.05(a)(7).

               The Plan will not fail to satisfy the Contribution Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

               The Alternative Contribution Percentage Test described in Treasury Regulation section 1.401(m)-2 shall not apply for plan years beginning after December 31, 2001.

          (6)  Deferral Percentage

               Deferral Percentage means, for any specified group, the average of the ratios calculated (to the nearest one-hundredth of one percent) separately for each Participant in the group, of the amount of Elective Contributions which are made on behalf of each Participant for a Plan Year to each Participant's Compensation for the Plan Year.

               For purposes of determining the Deferral Percentage, each Employee who is eligible under the terms of the Plan to have contributions made on his behalf is treated as a Participant. The Deferral Percentage of an eligible Employee who makes no Elective Contribution is zero.

               The Deferral Percentage of a Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (including Nonelective Contributions or Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test) allocated to his accounts under two or more Cash or Deferred Arrangements which are maintained by the Employer will be determined as if the Elective Contributions were made under a single Arrangement. For purposes of this paragraph, if a Highly Compensated Employee participates in two or more Cash or Deferred Arrangements which have different Plan Years, all Cash or Deferred Arrangements ending with or within the same calendar year will be treated as a single Arrangement.

          (7)  Deferral Percentage Test

               The Deferral Percentage Test is a test applied on a Plan Year basis to determine whether a plan meets the requirements of Code
               Section 401(k).

               In each of the following tests, the Deferral Percentage for the Highly Compensated Group for a Plan Year is compared with the Deferral Percentage for the Non-highly Compensated Group for the preceding Plan Year.

               In the case of the first Plan Year of the Plan (if this is not a successor plan within the meaning of Treasury Regulation 1.401(k)-1(d)(3)), the Deferral Percentage for the Non-highly Compensated Group will be 3%, or, if elected by the Employer, the actual Deferral Percentage for the Non-highly Compensated Group for the first Plan Year.

               The Deferral Percentage Test may be met by either satisfying the General Deferral Percentage Test of the Alternative Deferral Percentage Test.

               The General Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly Compensated Group does not exceed 125% of the Deferral Percentage for the Non-highly Compensated Group.

               The Alternative Deferral Percentage Test is satisfied if the Deferral Percentage for the Highly Compensated Group does not exceed the lesser of:

               . the Deferral Percentage for the Non-highly Compensated Group plus 2 percentage points, or

               . the Deferral Percentage for the Non-highly Compensated Group multiplied by 2.0.

               If (i) one or more Highly Compensated Employees of the Employer or any Related Employer are eligible to participate in both a Cash or Deferred Arrangement and a plan which provides for Employee After-tax Contributions or Matching Contributions, (ii) the Deferral Percentage for the Highly Compensated Group does not satisfy the General

               Deferral Percentage Test, and (iii) the Contribution Percentage for the Highly Compensated Group does not satisfy the General Contribution Percentage Test, then the Deferral Percentage Test will be deemed to be satisfied only if the sum of the Deferral Percentage and the Contribution Percentage for the Highly Compensated Group does not exceed the Aggregate Limit. If the Aggregate Limit is exceeded, the Plan shall satisfy the test for multiple use of the alternative limitation as provided in Treas. Reg. ss. 1.401(m)-2(c)(3) by reducing the Deferral Percentage of those Highly Compensated employees who also participate in an arrangement that provides for After-tax Contributions or Matching Contributions so that the limit is not exceeded, beginning with the Highly Compensated Employee whose Deferral Percentage is the highest. The amount by which each Highly Compensated Employee's Deferral Percentage amount is reduced shall be treated as an Excess Contribution. The Deferral Percentage and Contribution Percentage of the Highly Compensated Employees are determined after:

               . use of any Qualified Nonelective Contributions and Qualified Matching Contributions to meet the Deferral Percentage Test;

               . use of any Qualified Nonelective Contributions and Elective Contributions to meet the Deferral Percentage Test;

               . any corrective distribution or forfeiture of Excess Deferrals, Excess Contributions or Excess Aggregate Contributions; and

               . after any recharacterization of Excess Contributions required without regard to multiple use of the alternative limitation.

               The Plan will not fail to satisfy the Deferral Percentage test merely because all of the Eligible Employees under the Plan for a Plan Year are Highly Compensated Employees.

               The Alternative Contribution Percentage Test described in Treasury Regulation section 1.401(m)-2 shall not apply for plan years beginning after December 31, 2001.

          (8)  Elective Contribution

               Elective Contribution means any contribution made by the Employer to a Cash or Deferred Arrangement on behalf of and at the election of an Employee. An Elective Contribution will be taken into account for a given Plan Year only if:

               . The Elective Contribution is allocated to the Participant's Account as of a date within the Plan Year to which it relates;

               . The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date; .

               . The Elective Contribution is actually paid to the trust no later than 12 months after the end of the Plan Year to which the Elective Contribution relates; and

               . The Elective Contribution relates to Compensation which either (i) but for the Participant's election to defer, would have been received by the Participant in the Plan Year or (ii) is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within two and one-half months after the close of the Plan Year.

               Elective Contributions will be treated as Employer Contributions for purposes of Code Sections 401(a), 401(k), 402(a), 404, 409, 411, 412, 415, 416, and 417.

          (9)  Elective Deferral

               Elective Deferral means the sum of the following:

               . Any Elective Contribution to any Cash or Deferred Arrangement to the extent it is not includable in the Participant's gross income for the taxable year of contribution;

               . Any employer contribution to a simplified employee pension as defined in Code Section 408(k) to the extent not includable in the Participant's gross income for the taxable year of contribution;

               .    Any employer contribution to an annuity contract under Code
                    Section 403(b) under a salary reduction agreement to the extent not includable in the Participant's gross income for the taxable year of contribution; plus

               . Any employee contribution designated as deductible under a trust described in Code Section 501(c)(18) for the taxable year of contribution.

          (10) Eligible Employee

               Eligible Employee means an Employee who is directly or indirectly eligible to make a Cash or Deferred Election under the Plan for all or a portion of the Plan Year. An Employee who is unable to make a Cash or Deferred Election because the Employee has not contributed to another plan is also an Eligible Employee. An Employee who would be eligible to make Elective Contributions but for a suspension due to a distribution, a loan, or an election not to participate in the Plan, is treated as an Eligible Employee for purposes of Code Section 401(k)(3) and 401(m) for a Plan Year even though the Employee may not make a Cash or Deferred Election due to the suspension. Also, an Employee will not fail to be treated as an Eligible Employee merely because the employee may receive no additional Annual Additions because of Code Section 415(c)(1).

          (11) Employee After-tax Contribution

               Employee After-tax Contribution means any contribution made by an Employee to any plan maintained by the Employer or any Related Employer which is other than an Elective Contribution and which is designated or treated at the time of contribution as an after-tax contribution. Employee After-tax Contributions include amounts attributable to Excess Contributions which are recharacterized as Employee After-tax Contributions.

          (12) Excess Contribution

               Excess Contribution means, for each member of the Highly Compensated Group, the amount of Elective Contribution (including any Qualified Nonelective Contributions and Qualified Matching Contributions which are treated as Elective Contributions) which exceeds the maximum contribution which could be made if the Deferral Percentage Test were to be satisfied.

          (13) Excess Aggregate Contribution

               Excess Aggregate Contribution means, for each member of the Highly Compensated Group, the amount of Employee After-tax and Matching Contributions (including any Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions) which exceeds the maximum contribution which could be made if the Contribution Percentage Test were to be satisfied.

          (14) Excess Deferral

               Excess Deferral means, for a given calendar year, that amount by which each Participant's total Elective Deferrals under all plans of all employers exceed the dollar limit in effect under Code
               Section 402(g) for the calendar year.

          (15) Matching Contribution

               Matching Contribution means any contribution made by the Employer to any plan maintained by the Employer or any Related Employer which is based on an Elective Contribution or an Employee After-tax Contribution together with any forfeiture allocated to the Participant's Account on the basis of Elective Contributions, Employee After-tax Contributions or Matching Contributions. A Matching Contribution will be taken into account for a given Plan Year only if:

               . The Matching Contribution is allocated to a Participant's Account as of a date within the Plan Year to which it relates;

               . The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date;

               . The Matching Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Matching Contribution relates; and

               . The Matching Contribution is based on an Elective or Employee After-tax Contribution for the Plan Year.

               Any contribution or allocation, other than a Qualified Nonelective Contribution, which is used to meet the minimum contribution or benefit requirement of Code Section 416 is not treated as being based on Elective Contributions or Employee After-tax Contributions and therefore is not treated as a Matching Contribution.

               Qualified Matching Contribution means a Matching Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-l(d).

          (16) Nonelective Contribution

               . Nonelective Contribution means any Employer Contribution, other than a Matching Contribution, which meets all of the following requirements:

               . The Nonelective Contribution is allocated to a Participant's Account as of a date within the Plan Year to which it relates;

               . The allocation is not contingent upon the Employee's participation in the Plan or performance of services on any date after the allocation date;

               . The Nonelective Contribution is actually paid to the Trust no later than 12 months after the end of the Plan Year to which the Nonelective Contribution relates; and

               . The Employee may not elect to have the Nonelective Contribution paid in cash in lieu of being contributed to the Plan.

               Qualified Nonelective Contribution means a Nonelective Contribution which is 100% vested and may be withdrawn or distributed only under the conditions described in Treasury Regulation 1.401(k)-l(d).

          (17) Application of Deferral Percentage Test

               All Elective Contributions, including any Elective Contributions which are treated as Employee After-tax or Matching Contributions with respect to the Contribution Percentage Test, must satisfy the Deferral Percentage Test. Furthermore, any Elective Contributions which are not treated as Employee After-tax or Matching Contributions with respect to the Contribution Percentage Test must satisfy the Deferral Percentage Test. The Plan Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the Deferral Percentage Test has been satisfied. If the Deferral Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan on account of the Non-highly Compensated Group. The additional contribution will be treated as a Nonelective Contribution.

               If the Deferral Percentage Test is not satisfied after any Nonelective Contributions, the Plan Administrator may, in its sole discretion, recharacterize all or any portion of the Excess Contribution of each Highly Compensated Employee as an Employee After-tax Contribution if Employee After-tax Contributions are otherwise allowed by the Plan. If so, the Plan Administrator will notify all affected Participants and the Internal Revenue Service of the amount recharacterized no later than the 15th day of the third month following the end of the Plan Year in which the Excess Contribution was made. Excess Contributions will be includable in the Participant's gross income on the earliest date any Elective Contribution made on behalf of the Participant during the Plan Year would have been received by the Participant had the Participant elected to receive the amount in cash. Recharacterized Excess Contributions will continue to be treated as Employer Contributions that are Elective Contributions for all other purposes under the Code, including Code Sections 401(a) (other than 401(a)(4) and 401(m)), 404, 409, 411, 412, 415, 416,
               417 and 401(k)(2). With respect to the Plan Year for which the Excess Contribution was made, the Plan Administrator will treat the recharacterized amount as an Employee After-tax Contribution for purposes of the Deferral Percentage Test and the Contribution Percentage Test and for purposes of determining whether the Plan meets the requirements of Code Section 401(a)(4), but not for any other purposes under this Plan. Therefore, recharacterized amounts will remain subject to the nonforfeiture requirements and distribution limitations which apply to Elective Contributions.

               If the Deferral Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Contribution arose but within 12 months after the close of that Plan Year, the Plan Administrator will distribute the Excess Contributions, together with allocable income, to Participants of the Highly Compensated Group. Failure to do so will cause the Plan to not satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the Excess Contribution was made and for all subsequent Plan Years for which the Excess Contribution remains uncorrected.

               The amount of Excess Contribution to be distributed to a Highly Compensated Employee for a Plan Year will be reduced by any Excess Deferrals previously distributed to the Participant for the calendar year ending with or within the Plan Year in accordance with Code Section 402(g)(2).

               Excess Contributions will be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

     (b)  Application of Contribution Percentage Test

          Employee After-tax Contributions and Matching Contributions, disregarding any Matching Contributions which are treated as Elective Contributions with respect to the Deferral Percentage Test, must satisfy the Contribution Percentage Test. The Plan Administrator will determine as soon as administratively feasible after the end of the Plan Year whether the Contribution Test has been satisfied. If the Contribution Percentage Test is not satisfied, the Employer may elect to make an additional contribution to the Plan for the benefit of the Non-Highly Compensated Group. The additional contribution will be treated as a Nonelective Contribution.

          If the Contribution Percentage Test is still not satisfied, then after the close of the Plan Year in which the Excess Aggregate Contribution arose but within 12 months after the close of that Plan Year, the Plan Administrator will distribute (or forfeit, to the extent not vested) the Excess Aggregate Contributions, together with allocable income, to Participants of the Highly Compensated Group. Failure to do so will cause the Plan to not satisfy the requirements of Code Section 401(a)(4) for the Plan Year for which the Excess Aggregate Contribution was made and for all subsequent Plan Years for which the Excess Aggregate Contribution remains uncorrected.

          The determination of any Excess Aggregate Contributions will be made after the recharacterization of any Excess Contributions as Employee After-tax Contributions.

          Excess Aggregate Contributions, including forfeited Matching Contributions, will be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if they are distributed from the Plan.

          Forfeited Matching Contributions that are reallocated to the Accounts of other Participants are treated as Annual Additions under Code
          Section 415 for the Participant whose Accounts they are reallocated to and for the Participants from whose Accounts they are forfeited.

     (c)  Reduction of Excess Amounts

          For the purpose of determining the total amounts of Excess Contributions and/or Excess Aggregate Contributions to be recharacterized, returned to Participants, or forfeited, as the case may be, the Administrator shall take the following steps. First, the Administrator shall calculate both the Deferral Percentage or the Contribution Percentage of the affected Participant(s) and the percentage of Excess Contributions or Excess Aggregated Contributions, as applicable. Second, the Administrator shall calculate the total dollar amount by which the Deferral Percentage or Contribution Percentage for the Highly Compensated Employee group must be reduced in order to satisfy the Deferral Percentage Test or the Contribution Percentage Test, as applicable. Third, the Administrator shall calculate the total dollar amount of the Excess Contributions or Excess Deferrals for the affected Highly Compensated Employee(s). Fourth, the Excess Contributions or Excess Aggregate Contributions, as applicable, of the Highly Compensated Employee(s) with the highest dollar amount of Excess Contributions or Excess Aggregate Contributions, as applicable, will be reduced by refunding, recharacterizing or forfeiting, as applicable, in the amount of Employee Contributions or Company Matching Contributions, as applicable, by the amount required to cause the dollar amount of such Highly Compensated Employee(s)' Employee Contributions or Company Matching Contributions, as applicable, necessary to equal the dollar amount of Employee Contributions or Company Matching Contributions of the Highly Compensated Employee(s) with the next highest dollar amount of Employee Contributions or Company Matching Contributions. If the total amount distributed, recharacterized, or forfeited, as applicable, is less than the total Excess Contributions or Excess Aggregate Contributions, this Section shall be applied to the Highly Compensated Employee(s) with the next highest dollar amount of Excess Contributions or Excess Aggregate Contributions, as applicable; this reduction shall continue until the total amount of reduced, refunded or forfeited Excess Contributions or Excess Aggregate Contributions, as applicable, equals the total dollar amount calculated above. When calculating the amount of a distribution, recharacterization, or forfeiture, if a lesser reduction, when added to any amounts already distributed, recharacterized, or forfeited, as applicable, under this Section, would equal the total required distribution, recharacterization, or forfeiture, as applicable, necessary to permit the Plan to satisfy the requirements of this Section, the lesser amount of reductions, recharacterizations, or forfeitures shall be applied.

     (d)  Priority of Reductions

          The Plan Administrator will correct Excess Contributions and Excess Aggregate Contributions as follows. The method of correcting Excess Contributions and Excess Aggregate Contributions must meet the requirements of Code Section 401(a)(4). The determination of whether a rate of Matching Contribution discriminates under Code Section 401(a)(4) will be made after making any corrective distributions of Excess Deferrals, Excess Contributions and Excess Aggregate Contributions.

          Excess Aggregate Contributions (and any attributable income) will be corrected first, by distributing any excess Employee After-tax Contributions (and any attributable income); then by distributing vested excess Matching Contributions (and any attributable income); and finally, by forfeiting or distributing non-vested Matching Contributions (and any attributable income). The Plan will not distribute Employee After-tax Contributions while the Matching Contributions based upon those Employee After-tax Contributions remain allocated.

     (e)  Income

          The income allocable to any Excess Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant's Elective Contributions and amounts treated as Elective Contributions for the Plan Year.

          The income allocable to any Excess Aggregate Contribution made to a given Account for a given Plan Year will be equal to the total income allocated to the Account for the Plan Year, multiplied by a fraction, the numerator of which is the amount of the Excess Aggregate Contribution and the denominator of which is equal to the sum of the balance of the Account at the beginning of the Plan Year plus the Participant's Employee After-tax and Matching Contributions and amounts treated as Employee After-tax and Matching Contributions for the Plan Year.

          Notwithstanding the foregoing, the Plan may use any reasonable method for computing the income allocable to any Excess Contribution or Excess Aggregate Contribution provided the method does not violate Code Section 401(a)(4), is used consistently for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to the Participants' Accounts.

          Income includes all earnings and appreciation, including interest, dividends, rents, royalties, gains from the sale of property, and appreciation in the value of stocks, bonds, annuity and life insurance contracts and other property, regardless of whether the appreciation has been realized.

     (f)  Treatment as Elective Contributions

          The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Qualified Matching Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Elective Contributions for purposes of satisfying the Deferral Percentage Test if they meet all of the following requirements:

          . All Nonelective Contributions, including the Qualified Nonelective Contributions treated as Elective Contributions for purposes of the Deferral Percentage Test, satisfy the requirements of Code Section 401(a)(4);

          . Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code Section 401(a)(4);

          . The Qualified Matching Contributions which are treated as Elective Contributions for purposes of the Deferral Percentage Test are not taken into account in determining whether any Employee After-tax Contributions or other Matching Contributions satisfy the Contribution Percentage Test;

          . Any Matching Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test satisfy the requirements of Code Section 401(m); and

          . The plan which includes the Cash or Deferred Arrangement and the plan or plans to which the Qualified Nonelective Contributions and Qualified Matching Contributions are made could be aggregated for purposes of Code Section 410(b).

     (g)  Treatment as Matching Contributions

          The Plan Administrator may, in its discretion, treat all or any portion of Qualified Nonelective Contributions or Elective Contributions or both, whether to this Plan or to any other qualified plan which has the same Plan Year and is maintained by the Employer or a Related Employer, as Matching Contributions for purposes of satisfying the Contribution Percentage Test if they meet all of the following requirements:

          . All Nonelective Contributions, including the Qualified Nonelective Contributions treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(a)(4);

          . Any Nonelective Contributions which are not treated as Elective Contributions for purposes of the Deferral Percentage Test or as Matching Contributions for purposes of the Contribution Percentage Test satisfy the requirements of Code Section 401(a)(4);

          . The Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other Elective Contributions satisfy the Deferral Percentage Test;

          . The Qualified Nonelective Contributions and Elective Contributions which are treated as Matching Contributions for purposes of the Contribution Percentage Test are not taken into account in determining whether any other contributions or benefits satisfy Code Section 401(a);

          . All Elective Contributions, including those treated as Matching Contributions for purposes of the Contribution Percentage Test, satisfy the requirements of Code Section 401(k)(3); and

          . The plan that takes Qualified Nonelective Contributions and Elective Contributions into account in determining whether Employee After-tax and Matching Contributions satisfy the requirements of Code Section 401(m)(2)(A) and the plan or plans to which the Qualified Nonelective Contributions and Elective Contributions are made could be aggregated for purposes of Code
               Section 410(b).

     (h)  Aggregation of Plans

          If the Employer or a Related Employer sponsors one or more other plans which include a Cash or Deferred Arrangement, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections 401(a)(4), 401(k) and 410(b). The Cash or Deferred Arrangements included in such aggregated plans will be treated as a single Arrangement for purposes of this Section. However, only those plans that have the same plan year may be so aggregated.

          If the Employer or a Related Employer sponsors one or more other plans to which Employee After-tax Contributions or Matching Contributions are made, the Employer may elect to treat any two or more of such plans as an aggregated single plan for purposes of satisfying Code Sections

          401(a)(4), 401(m) and 410(b). However, only those plans that have the same plan year may be so aggregated.

          Any such aggregation must be made in accordance with Treasury Regulation 1.401(k)-1(b)(3). For example, contributions and allocations under the portion of a plan described in Code Section 4975(e)(7) (an ESOP) may not be aggregated with the portion of a plan not described in Code Section 4975(e)(7) (a non-ESOP) for purposes of determining whether the ESOP or non-ESOP satisfies the requirements of Code Sections 401(a)(4), 401(k), 401(m) and 410(b).

          To the extent that any Participant who is a Highly Compensated Employee for the Plan Year is eligible to have Employer Elective Contributions (or Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Employer Elective Contributions for the Actual Deferral Percentage Test) allocated to his or her account under two (2) or more Cash or Deferred Arrangements that are maintained by the Employer or a Related Employer, such plans shall be aggregated for purposes of Code Sections 401(a)(4), 401(k), 401(m) and 410(b). If a Highly Compensated Employee participates in two (2) or more Cash or Deferred Arrangements that have different plan years, all Cash or Deferred Arrangements ending with or within the same calendar year shall be treated as a single plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regulations pursuant to Code Section 401(k).

          To the extent that this Plan is required to be aggregated with another plan for purposes of satisfying Code Sections 401(k)(3) or 401(m)(2), then such plans shall be aggregated for all purposes under Code Sections 401(a)(4) and 410(b). To the extent that this Plan is permissively aggregated with another plan for purposes of satisfying Code Sections 401(k)(3) or 401(m)(2), then such plans shall be aggregated for all purposes under Code Sections 401(a)(4) and 410(b). Plans that could be aggregated under Code Section 410(b) but that are not actually aggregated for a Plan Year for purposes of Code Section 410(b) may not be aggregated for purposes of Code Sections 401(k) and 401(m).

                                   ARTICLE 5

                               RETIREMENT BENEFITS

5.01 Valuation of Accounts

     For purposes of this Article, the value of a Participant's Accrued Benefit will be determined as of the Valuation Date immediately preceding the date that benefits are to be distributed.

5.02 Normal Retirement

     After an Active Participant reaches his Normal Retirement Date, he may elect to retire. Upon such retirement he will become a Retired Participant and his Accrued Benefit will become distributable to him. A Participant's Accrued Benefit will become nonforfeitable no later than the date upon which he attains his Normal Retirement Age. The form and timing of benefit payment will be governed by the provisions of Section 5.05.

5.03 Disability Retirement

     In the event of a Participant's termination due to Disability, he will be entitled to begin to receive a distribution of his Accrued Benefit which will become nonforfeitable as of his Date of Termination. The form of benefit payment will be governed by the provisions of Section 5.05.

     Disability shall mean a Participant's total and permanent disability as a result of a disease or bodily injury which renders the Participant incapable of engaging in substantial gainful activity, and as a result of such disability he is qualified for and is receiving either (a) disability benefits under the Social Security Act or (b) payments (other than Worker's Compensation or Health Care Benefits) payable directly or indirectly by the Employer or its' insurer as a result of the Participant's sickness or injury under any long term disability program maintained by the Employer.

5.04 Termination of Employment

     (a)  In General

          If a Participant's employment terminates for any reason other than retirement, death, or disability, his Accrued Benefit will become distributable to him as of the last day of the month which coincides with or next follows the last date upon which any contributions on the Participant's behalf are made to the Trust following the Participant's Date of Termination of employment (or as of such earlier date as determined by the Plan Administrator in a uniform and nondiscriminatory manner). The form and timing of benefit payment will be governed by the provisions of Section 5.05.

     (b)  Cash-Out Distribution

          If a Participant terminates employment and receives a distribution equal to 100% of his Employee Account and the Vested Percentage of his Company Matching and Employee Stock Ownership Accounts, a Cash-Out Distribution will be deemed to have occurred if the following conditions are met:

          (1) The Participant was less than 100% vested in his Company Matching and Employee Stock Ownership Accounts; and

          (2) The entire distribution is made before the last day of the second Plan Year following the Plan Year in which the Participant terminated employment.

     (c)  Restoration of Company Matching and Employee Stock Ownership Accounts

          If, following the date of a Cash-Out Distribution, a Participant returns to an Eligible Employee Classification prior to incurring 5 consecutive One Year Breaks-in-Service, then the Participant will have the right to repay to the Trustee, within 5 years after his return date, the portion of the Cash-Out Distribution which was attributable to his Company Matching and Employee Stock Ownership Accounts in order to restore such Accounts to their value as of the date of the Cash-Out Distribution.

          The Plan Administrator will restore an eligible Participant's Company Matching and Employee Stock Ownership Accounts as of the Accounting Date coincident with or immediately following the complete repayment of the Cash-Out Distribution. To restore the Participant's Company Matching and Employee Stock Ownership Accounts, the Plan Administrator, to the extent necessary, will, under rules and guidelines applied in a uniform and nondiscriminatory manner, first allocate to the Participant's Company Matching and Employee Stock Ownership Accounts the amount, if any, of Forfeitures which would otherwise be allocated under Article 3. To the extent such forfeitures for a particular Accounting Period are insufficient to enable the Plan Administrator to make the required restoration, the Employer will contribute such additional amount as is necessary to enable the Plan Administrator to make the required restoration. The Plan Administrator will not take into account the allocation under this Section in applying the limitation on allocations under Article 7.

     (d)  Non-Vested Participant

          If a Participant who is zero percent vested in his Company Matching and Employee Stock Ownership Accounts terminates employment, a Cash-Out Distribution will be deemed to have occurred as of the Participant's Date of Termination of employment.

          If the Participant subsequently returns to an Eligible Employee Classification prior to incurring five (5) consecutive One Year Breaks-in-Service, then the Participant will immediately become entitled to a complete restoration of his Company Matching and Employee Stock Ownership

          Accounts as of the Accounting Date coincident with or next following his date of re-employment. Such restoration will be made in accordance with the provisions of Section 5.04(c).

5.05 Form of Benefit Payment

     Subject to the provisions of Section 5.06, the Plan Administrator will direct the Trustee to make the payment of any benefit provided under this Plan upon the event giving rise to such benefit within 60 days following the receipt of a Participant's written request for the payment of benefits on a form provided by the Plan Administrator. The Plan Administrator may temporarily suspend such processing in the event of unusual or extraordinary circumstances such as the conversion of Plan records from one recordkeeper to another.

     The form of benefit will be determined as follows:

     (a) a Participant who is not married on the date benefits are to commence will be provided a Qualified Life Annuity, unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

     (b) a Participant who is married on the date benefits commence will be provided a Qualified Joint and Survivor Annuity unless a lump sum payment is elected, under a Qualified Election, by the Participant within the 90-day period which ends on his benefit commencement date.

     Within the 90-day period which ends on a married Participant's expected benefit commencement date, the Plan Administrator will provide each Participant with a written explanation of:

     (a)  the terms and conditions of a Qualified Joint and Survivor Annuity;

     (c) the Participant's right to make and the effect of a Qualified Election to waive the Qualified Joint and Survivor Annuity form of benefit;

     (d)  the rights of a Participant's spouse; and

     (e) the right to make, and the effect of, a revocation of a previous Qualified Election to waive the Qualified Joint and Survivor Annuity.

     Notwithstanding the above, if a terminated Participant's Vested Accrued Benefit is $5,000 or less, such Participant's Vested Accrued Benefit shall be payable in a lump sum of the entire amount of his Vested Accrued Benefit. If the value of his Vested Accrued Benefit at the time of any distribution exceeds $5,000, the value of his Vested Accrued Benefit at any later time will be deemed to also exceed $5,000. Effective for distributions after December 31, 2001, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of
     the Code. If the value of the Participant's nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the Participant's entire nonforfeitable account balance.

     Upon request, the Participant may receive his benefit paid in a series of substantially equal annual or more frequent installments from the Trust Fund over a period certain not extending beyond the end of the period measured by the joint life and last survivor expectancy of the Participant and his spouse. A Participant may elect to receive an installment distribution in the form of a Nontransferable Annuity Contract. The Plan Administrator and the Trustee will have the power to establish rules and guidelines as deemed necessary or appropriate with regard to the payment of benefits under the installment payment form.

     Notwithstanding the foregoing, if Company Stock acquired with the proceeds of an Acquisition Loan available for distribution consist of more than one class, a distributee must receive substantially the same proportion of each class. A Participant entitled to a distribution under this Section shall have the right to demand that all payments under the foregoing paragraphs be made in Company Stock or in cash for fractional shares to the extent his or her Accounts are invested in Company Stock. A Participant's benefits attributable to Company Stock may be paid in whole or in part in cash.

5.06 Commencement of Benefit

     Subject to the provisions of this Article, commencement of a benefit will, unless the Participant elects otherwise in writing, begin not later than the 60th day after the later of the close of the Plan Year in which the Participant attains Normal Retirement Age or the close of the Plan Year which contains the date the Participant terminates his service with the Employer.

     Payment of a Participant's benefits must begin no later than his Required Beginning Date.

     All distributions required under this Section will be determined and made in accordance with the regulations issued under Code Section 401(a)(9), including those dealing with minimum distribution requirements. Notwithstanding the provisions of Section 5.05, an Active Participant who has reached his Required Beginning Date will receive an annual distribution of his Accrued Benefit equal to the minimum required distribution determined under Code Section 401(a)(9).

     For purposes of this Section, life expectancy and joint and last survivor expectancy are to be computed by the use of the return multiples contained in Section 1.72-9 of the Income Tax Regulations.

     If the Participant dies after distribution of his interest has begun, the remaining portion of the interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

5.07 Special Distribution and Payment Requirements

     Notwithstanding any contrary provision, unless other Plan distribution provisions require earlier distribution of the Participant's Accounts, if the Participant elects, the Plan Administrator shall direct the Trustee to commence distribution of that portion of the Participant's Accrued Benefit attributable to Company Stock in the Participant's Company Stock Sub-Account acquired by the Plan after December 31, 1986, as follows:

     (a) If the Participant retires, dies or is disabled, distribution of the Participant's Accrued Benefit attributable to Company Stock acquired after December 31, 1986, will begin no later than one (1) year after the close of the Plan Year in which the Participant separates from Service on account of death, disability or attainment of Normal Retirement Age.

     (b) If the Participant separates from Service for any reason other than attainment of Normal Retirement Age, death or disability, the Plan Administrator shall direct the Trustee to commence distribution of the Participant's Accrued Benefit no later than one (1) year after the close of the Plan Year which is the fifth (5th) Plan Year following the Plan Year in which the Participant separates from Service for any reason other than attainment of Normal Retirement Age, death or disability.

     (c) If the Participant resumes employment with the Employer on or before the last day of the fifth (5th) Plan Year following the Plan Year of the Participant's separation from Service, the distribution provisions of this paragraph will not apply until the Participant again may separate from Service for any other reason other than attainment of Normal Retirement Age, death or disability.

     This distribution requirement is subject to the form of distribution requirements of Section 5.05. For purposes of this paragraph, Company Stock does not include any Company Stock acquired with the proceeds of an Acquisition Loan until the close of the Plan Year in which the borrower repays the Acquisition Loan in full.

     Unless the Participant elects otherwise, a distribution of the Participant's Accrued Benefit attributable to Company Stock acquired after December 31, 1986, in the Participant's Company Stock Sub-Account, will be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of (A) five (5) years, or (B) in the case of a Participant with an Accrued Benefit in excess of $500,000, five (5) years plus one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which the balance exceeds $500,000.

     The portion of a Participant's Accrued Benefit attributable to Company Stock which was acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of shares of such securities held in the account by a fraction, the numerator of which is the number of shares acquired by the Plan after December 31, 1986, and allocated to the Participant's Company Stock Sub-Accounts (not to exceed the number of shares held by the Plan on the date of distribution) and the denominator of which is the total number of shares held by the Plan at the date of distribution.

5.08 Directed Transfer of Eligible Rollover Distributions

     (a)  General

          Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     (b)  Eligible Rollover Distribution

          An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective January 1, 1999, any hardship distribution made in accordance with Code Section 401(k); and, effective January 1, 2002, any amount that is distributed on account of hardship distribution.

     (c)  Eligible Retirement Plan

          An Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

     (d)  Distributee

          A Distributee includes an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

     (e)  Direct Rollover

          A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     (f)  Waiver of 30-Day Notice

          If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

          . the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

          . the Participant, after receiving the notice, affirmatively elects to receive a distribution.

5.09 Indefinite Layoff

     If a full time permanent Employee who is a Participant is indefinitely laid off due to a lack of work or economic or industrial reasons, his vested percentage shall be one hundred percent (100%).

     Prior to July 1, 1994, if such a Participant does not receive a distribution of any part of his Accounts under the Plan until after the end of the Plan year in which his layoff occurred, he shall be entitled to share in the allocation of Forfeitures on the last day of the Plan Year during which such layoff occurred as if:

     (a) he had completed at least 1,000 Hours of Service during such Plan Year; and

     (b)  he was an active Participant on the last day of such Plan Year.

     After July 1, 1994, Participant's who are indefinitely laid off will not share in the allocation of Forfeitures on the last day of the Plan Year during which such layoff occurs.

                                   ARTICLE 6

                                  DEATH BENEFIT

6.01 Valuation of Accounts

     For purposes of this Article, the value of a Participant's Accrued Benefit will be determined as of the Valuation Date immediately preceding the date that benefits are to be distributed.

6.02 Death Benefit

     (a)  Pre-Retirement Death Benefit

          In the event of the death of a Participant prior to the date that he begins to receive a retirement benefit under the Plan, if the Participant has a Surviving Spouse and if a Beneficiary other than the Participant's Surviving Spouse has not been designated pursuant to a Qualified Election, the Participant's Surviving Spouse will be entitled to receive a Qualified Survivor Annuity.

          If a Surviving Spouse does not exist or if a Beneficiary other than the Participant's Surviving Spouse has been designated pursuant to a Qualified Election, the Participant's designated Beneficiary will be entitled to receive the value of the Participant's Accrued Benefit.

     (b)  Post-Retirement Death Benefit

          In the event of the death of a Retired Participant or a Disabled Participant receiving a benefit, a benefit will be paid to the Participant's Beneficiary or Surviving Spouse in accordance with the form of benefit payment elected under the Plan.

     (c)  Commencement of Benefits.

          Payments to a Participant's Beneficiary or Surviving Spouse shall begin sixty days following the close of the Plan Year in which the Participant dies. The Committee shall charge each payment to the Participant's or Former Participant's Individual Account. Payments shall continue until the death of the last survivor of the Beneficiaries or until the Individual Account is paid in full, whichever event shall occur first.

          Notwithstanding any contrary provision, unless other Plan distribution provisions require earlier distribution of the Participant's Individual Account, if the Participant's Beneficiary or Surviving Spouse elects, the Committee shall direct the Trustee to commence distribution of the Participant's Account Balance attributable to Employer Securities in the Participant's Employer Stock Ownership Account no later than one (1) year after the close of the Plan Year in which the Participant separates from Service because of death. For purposes of this paragraph, Employer Securities do not include any Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the borrower repays the Exempt Loan in full.

          If the Participant dies after his distributions have commenced, the Trustee shall continue to distribute the remaining portion of the Participant's Account Balance at least as rapidly as under the method of distribution used prior to the Participant's death. If the Participant dies before distribution commences, the Trustee shall complete distribution of the Participant's or Former Participant's Account Balance by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death, except to the extent that the Beneficiary elects to receive distributions under paragraphs (1) or (2) below:

          (1) If any portion of the Participant's or Former Participant's Nonforfeitable Account Balance is payable to a Beneficiary, the Beneficiary may elect distributions over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant or Former Participant died;

          (2) If the Beneficiary is the Participant's Surviving Spouse, the date distributions must begin under paragraph (1) above shall not be earlier than the later of: (i) December 31 of the calendar year immediately following the calendar year in which the Participant died; and (ii) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2) years. If the Participant has not made an election pursuant to this Section by the time of death, the Beneficiary must elect the method of distribution no later than the earlier of: (i) December 31 of the calendar year in which distributions must begin under this Section; or (ii) December 31 of the calendar year which contains the fifth (5th) anniversary of the date of death of the Participant. If the Participant has no Beneficiary, or if the Beneficiary does not elect a method of distribution, distribution of the Account Balance of the Participant must be completed by December 31 of the calendar year containing the fifth (5th) anniversary of the Participant's death.

          (3) If the Surviving Spouse is the Beneficiary of any portion of a deceased Participant's benefits under the Plan, the Surviving Spouse shall be permitted to direct that this distribution of benefits commence at a reasonable time following the death of the Participant or Former Participant under applicable Treasury regulations.

          (4) If the Surviving Spouse dies after the Participant, but before payments to the Spouse begin, the preceding provisions of this Section, with the exception of paragraph (2), shall be applied as if the Surviving Spouse had been the Participant.

6.03 Designation of Beneficiary

     Each Participant will be given the opportunity to designate a Beneficiary or Beneficiaries, and from time to time the Participant may file with the Plan Administrator a new or revised designation on the form provided by the Plan Administrator. If a Participant is married, any designation of a Beneficiary other than the Participant's spouse must be consented to by the Participant's spouse pursuant to a Qualified Election.

     If a Participant dies without designating a Beneficiary, or if the Participant is predeceased by all designated Beneficiaries and contingent Beneficiaries, the Plan Administrator will distribute all benefits which are payable in the event of the Participant's death in the following manner and to the first of the following (who are listed in order of priority) who survive the Participant by at least 30 days:

     .    All to the Participant's Surviving Spouse;

     . Equally among the then living children of the Participant (by birth or adoption);

     . Among the Participant's then living lineal descendants, by right of representation; or

     .    The Participant's estate.

                                   ARTICLE 7

                             LIMITATIONS ON BENEFITS

7.01 Limitation on Annual Additions

     The amount of the Annual Addition which may be allocated under this Plan to any Participant's Account as of any Allocation Date will not exceed the Defined Contribution Limit (based upon his Aggregate Compensation up to such Valuation Date) reduced by the sum of any allocations of annual additions made to Participant's Accounts under this Plan as of any preceding Allocation Date within the Limitation Year. Such reductions shall be made in the event that an excess annual addition arises from contributions to the Plan based on estimated annual compensation, the allocation of forfeitures, a reasonable error occurs in determining the amount of elective deferrals under Code Section 402(g)(3) or under other facts and circumstances that the Commissioner finds justify the availability of relief under Treas. Reg. Section. 1.415-6(b)(6).

     If the Annual Addition under this Plan on behalf of a Participant is to be reduced as of any Allocation Date as a result of the next preceding paragraph, the reduction will be, to the extent required, effected by first reducing Participant contributions (which increase the annual addition), then Forfeitures (if any), and then Employer contributions to be allocated under this Plan on behalf of the Participant as of the Allocation Date.

     Any necessary reduction will be made as follows:

     (a) The amount of the reduction consisting of nondeductible Participant contributions will be paid to the Participant as soon as administratively feasible.

     (b) The amount of the reduction consisting of any other Participant contributions will be paid to the Participant as soon as administratively feasible.

     (c) The amount of the reduction consisting of Forfeitures will be allocated and reallocated to other Accounts in accordance with the Plan formula for allocating Forfeitures to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

     (d) The amount of the reduction consisting of Employer contributions will be allocated and reallocated to other Accounts in accordance with the Plan formula for Employer Contributions to the extent that such allocations do not cause the additions to any other Participant's Accounts to exceed the lesser of the Defined Contribution Limit or any other limitation provided in the Plan.

     (e) To the extent that the reductions described in paragraph (d) cannot be allocated to other Participant's Accounts, the reductions will be allocated to a suspense account as Forfeitures and held therein until the next succeeding Allocation Date on which Forfeitures could be applied under the provisions of the Plan. All amounts held in a suspense account must be applied as Forfeitures before any additional contributions, which would constitute annual additions, may be made to the Plan. If the Plan terminates, the suspense account will revert to the Employer to the extent it may not be allocated to any Participant's Accounts.

     (f) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund's investment gains and losses.

     (g) If no more than one-third of the employer contributions to the Plan are allocated to Participants who are Highly Compensated Employees, the limitations under this Section shall not apply to (i) forfeitures of Employer Securities under such Plan if the Employer Securities were acquired with the proceeds of an Exempt Loan, or (ii) employer contributions to the Plan which are deductible under Code Section 404(a)(9)(B) and charged against the Participant's Account.

7.02 Where Employer Maintains Another Qualified Plan

     (a)  Where Employer Maintains Another Qualified Defined Contribution Plan

          If the Employer maintains this Plan and one or more other qualified defined contribution plans, one or more welfare benefit funds (as defined in Code Section 419(e)), or one or more individual medical accounts (as defined in Code Section 415(l)(2)), all of which are referred to in this Article 7 as "qualified defined contribution plans", the annual additions allocated under this Plan to any Participant's Accounts will be limited in accordance with the allocation provisions of this Section 7.02(a).

          The amount of the Annual Additions which may be allocated under this Plan to any Participant's Accounts as of any Allocation Date will not exceed the Defined Contribution Limit (based upon Aggregate Compensation up to the allocation date) reduced by the sum of any allocations of Annual Additions made to the Participant's Accounts under this Plan and any other qualified defined contribution plans maintained by the Employer as of any earlier Allocation Date within the Limitation Year.

          If an Allocation Date of this Plan coincides with an Allocation Date of any other plan described in the above paragraph, the amount of Annual Additions to be allocated on behalf of a Participant under this Plan as of such date will be an amount equal to the product of the amount described in the next preceding paragraph multiplied by a fraction (not to exceed 1.0), the numerator of which is the amount to be allocated under this Plan without regard to this Article during the Limitation Year and the denominator of which is the amount that would otherwise be allocated on the Allocation Date under all plans without regard to this Article 7.

          If the Annual Addition under this Plan on behalf of a Participant is to be reduced as of any Allocation Date as a result of the next preceding two paragraphs, the reduction will be, to the extent required, effected by first reducing Participant contributions (which increase the annual addition), then Forfeitures (if any), and then any Employer contributions, to be allocated under this Plan on behalf of the Participant as of the Allocation Date.

          If as a result of the first four paragraphs of this Section 7.02 the allocation of Annual Additions is reduced, the reduction will be treated in the manner described in the third paragraph of Section 7.01.

     (b)  [Reserved]

7.03 Definitions Applicable to Article 7

     (a)  Aggregate Compensation

          Aggregate Compensation means the total amount of salary, wages, commissions, bonuses and overtime, paid or otherwise includable in the gross income of a Participant during the Limitation Year, but excluding:

          (i) Employer contributions to any deferred compensation plan (to the extent the contributions are not included in the Participant's gross income for the taxable year in which contributed) or simplified employee pension under Code Section 408(k) (to the extent the contributions are excludable from the Participant's gross income;

          (ii) distributions from any plan of deferred compensation, whether or not such amounts are includable in the gross income of the Employees when distributed;

          (iii) amounts realized from the exercise of any nonqualified stock option, or when restricted stock becomes freely transferrable or is no longer subject to a substantial risk of forfeiture;

          (iv) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option described in Part II, Subchapter D, Chapter 1 of the Code;

          (v) premiums paid by the Employer for group term life insurance (to the extent the premiums are not includable in the Participant's gross income); contributions by the Employer to an annuity under Code Section 403(b) (to the extent not includable in the Participant's gross income); and any other amounts received under any Employer sponsored fringe benefit plan (to the extent not includable in the Participant's gross income);

          (vi) any contribution for medical benefits, within the meaning of Code
               Section 419A(f)(2), after separation from Service which is otherwise treated as an Annual Addition; and

          (vii) any amount otherwise treated as an Annual Addition under Code
                Section 415(l)(1).

          For Plan Years beginning prior to January 1, 1998, Aggregate Compensation excludes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code Section 125, 402(e)(3), 402(h), 403(b), and 402(k).

          Notwithstanding the above, for Plan Years beginning on or after January 1, 1998, Aggregate Compensation includes any amounts contributed by the Employer or any Related Employer on behalf of any Employee pursuant to a salary reduction agreement which are not includable in the gross income of the Employee due to Code Section 125, 402(e)(3), 402(h), 402(k) or 403(b), and effective January 1,
          2002, amounts not includable in gross income due to Code Section 132(f)(4).

          Aggregate Compensation in excess of the Statutory Compensation Limit is disregarded.

          Aggregate Compensation for any Limitation Year is the Aggregate Compensation actually paid or includable in gross income in such year.

     (b)  Allocation Date

          Allocation Date means the date with respect to which all or a portion of employer contributions, employee contributions or forfeitures or both are allocated to Participant accounts under a defined contribution plan.

     (c)  Annual Additions

          For Plan Years beginning after December 31, 1986, Annual Additions are the sum of the following amounts allocated to any defined contribution plan maintained by the Employer (including voluntary contributions to any defined benefit plan maintained by the Employer) on behalf of a Participant for a Limitation Year:

          .    All Employee and Employer contributions;

          .    All reallocated forfeitures;

          . Amounts allocated after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, which are attributable to post-retirement medical benefits required by Code
               Section 401(h)(6) to be allocated to the separate account of a Key Employee under a welfare benefit plan (as defined in Code
               Section 419(e)) maintained by the Employer.

          Contributions or forfeitures will be treated as Annual Additions regardless of whether they constitute Excess Deferrals, Excess Contributions or Excess Aggregate Contributions within the meaning of the regulations under Code Section 401(k) or 401(m) and regardless of whether they are corrected through distribution or recharacterization. Excess deferrals distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3) are not Annual Additions. The Annual Addition for any Limitation Year beginning before January 1, 1987, will not be recomputed to treat all Employee After-tax Contributions as Annual Additions.

     (d)  Annual Benefit

          Annual Benefit means a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which employees do not contribute and under which no rollover contributions are made.

     (e)  Defined Contribution Limit

          Effective January 1, 2002, the Defined Contribution Limit, except to the extent permitted under Code Section 414(v) if applicable, for a given Limitation Year is equal to the lesser of (1) the Defined Contribution Compensation Limit, which is 100% of Aggregate Compensation applicable to the Limitation Year, or (2) the Defined Contribution Dollar Limit, which is $40,000 as adjusted for increases in the cost-of-living under Code Section 415(d). If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12 consecutive month period, the Defined Contribution Dollar Limit is multiplied by a fraction, the numerator of which is equal to the number of months in the short Limitation Year and the denominator of which is 12.

     (f)  Employer

          The Employer is the Employer that adopts this Plan together with all Related Employers. For this purpose, the definition of Related Employer in Section 1.35 of this Plan is modified by Code Section 415(h).

     (g)  Limitation Year

          The Limitation Year will be the 12 consecutive month period which is specified in Article 1 of this Plan and which is adopted for all qualified plans maintained by the Employer pursuant to a Written Resolution adopted by the Employer. In the event of a change in the Limitation Year, the additional limitations of Treasury Regulation
          Section 1.415-2(b)(4)(iii) will also apply.

7.04 Effect of Top-Heavy Status

     (a)  General

          Notwithstanding the provisions of Section 7.03, "1.0" will be substituted for "1.25" wherever it appears in Sections 7.03(h) and 7.03(k) for any Limitation Year in which the Plan is found to be Top-Heavy for the Plan Year which coincides with or ends within such Limitation Year.

     (b)  Non-application

          If the Plan is not determined to be Super Top-Heavy, then for the Plan Year which coincides with or ends within a Limitation Year, the following will apply:

          (1) Any Non-Key Employee who is a Participant in both this Plan and a defined benefit plan maintained by the Employer or a Related Employer will be entitled to a minimum accrued benefit under the defined benefit plan equal to the greater of the accrued benefit provided under the defined benefit plan or a monthly benefit in the form of a straight life annuity (with no ancillary benefits) commencing at normal retirement date equal to the Participant's average monthly compensation (which means the average rate of Aggregate Compensation during the five consecutive years, as defined for purposes of determining average monthly compensation, in which the Participant had the highest Aggregate Compensation) multiplied by the lesser of (A) 3% for each year of benefit service performed while actually participating in the plan during a Plan Year in which the plan is determined to be Top-Heavy, or
               (B) 30%.

               A Participant will not be required to be employed on the last day of a Plan Year in order to be entitled to the benefit provided by this Section 7.04(b). The defined benefit plan may not satisfy the requirements of this Section 7.04(b) through Employer contributions to Social Security.

          (2)  Section 7.04(a) will not apply for such Limitation Year.

     (c)  Minimum Allocation.

          If a defined benefit plan maintained by the Employer which benefits a Key Employee depends on this Plan to satisfy the nondiscrimination rules of Code Section 401(a)(4) or the coverage rules of Code Section 410 (or another plan benefiting the Key Employee so depends on the defined benefit plan), each Non-Key Employee shall receive a top heavy minimum allocation of five percent (5%) of the Non-Key Employee's Compensation regardless of the contribution rate for the Key Employee. The minimum allocation under this Section shall be provided to each Non-Key Employee who is a Participant and is employed by the Employer on the last day of the Plan Year, whether or not the Participant has been credited with one thousand (1,000) Hours of Service for the Plan Year. The minimum allocation under this Section shall not be provided to any Participant who was not employed by the Employer on the last day of the Plan Year. The provisions of this Section shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer under which the minimum allocation or benefit requirements under Code Section 416(c)(1) or (c)(2) are met for the Participant.

                                   ARTICLE 8

                                  MISCELLANEOUS

8.01 Employment Rights of Parties Not Restricted

     The adoption and maintenance of this Plan will not be deemed a contract between the Employer and any Employee. Nothing in this Plan will give any Employee or Participant the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee or Participant at any time, nor will it give the Employer the right to require any Employee or Participant to remain in its employ, or to interfere with any Employee's or Participant's right to terminate his employment at any time.

8.02 Alienation

     (a)  General

          No person entitled to any benefit under this Plan will have any right to sell, assign, transfer, hypothecate, encumber, commute, pledge, anticipate or otherwise dispose of his interest in the benefit, and any attempt to do so will be void. No benefit under this Plan will be subject to any legal process, levy, execution, attachment or garnishment for the payment of any claim against such person.

     (b)  Exceptions

          Section 8.02(a) will not apply to the extent a Participant or Beneficiary is indebted to the Plan under the provisions of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, the portion of the amount distributed which equals the indebtedness will be withheld by the Trustee to apply against or discharge the indebtedness. Before making a payment, however, the Participant or Beneficiary must be given written notice by the Plan Administrator that the indebtedness is to be so paid in whole or part from his Vested Accrued Benefit. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Vested Accrued Benefit, he will be entitled to a review of the validity of the claim in accordance with procedures established by the Plan Administrator.

          Section 8.02(a) will not apply to a qualified domestic relations order
          (QDRO) as defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Plan Administrator under the provisions of the Retirement Equity Act of 1984. The Plan Administrator will establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a QDRO, a former spouse of a Participant will be treated as the spouse or Surviving Spouse for all purposes under the Plan. Where, however, because of a QDRO, more than one individual is to be treated as a Surviving Spouse, the total amount to be paid in the form of a Qualified Survivor Annuity or the survivor portion of a Qualified Joint and Survivor Annuity may not exceed the amount that would be paid if there were only one Surviving Spouse. All rights and benefits, including elections, provided to a Participant under this Plan will be subject to the rights afforded to any alternate payee as such term is defined in Code Section 414(p).

          This Plan specifically permits distribution to an alternate payee under a QDRO (without regard to whether the Participant has attained his or her earliest retirement age as that term is defined under Code
          Section 414(p)) in the same manner that is provided for a Vested Terminated Participant.

8.03 Qualification of Plan

     The Employer will have the sole responsibility for obtaining and retaining qualification of the Plan under the Code with respect to the Employer's individual circumstances.

8.04 Construction

     To the extent not preempted by ERISA, this Plan will be construed according to the laws of the state in which the Employer's principal place of business is located. Words used in the singular will include the plural, the masculine gender will include the feminine, and vice versa, whenever appropriate.

8.05 Named Fiduciaries

     (a)  Allocation of Functions

          The authority to control and manage the operation and administration of the Plan and Trust created by this instrument will be allocated between the Plan Sponsor, the Trustee, and the Plan Administrator, all of whom are designated as Named Fiduciaries with respect to the Plan and Trust as provided for by Section 402(a)(2) of ERISA. The Plan Sponsor reserves the right to allocate the various responsibilities for the present execution of the functions of the Plan, other than the Trustee's responsibilities, among its Named Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan.

     (b)  Responsibilities of the Plan Sponsor

          The Plan Sponsor, in its capacity as a Named Fiduciary, will have only the following authority and responsibility:

          . To appoint or remove the Plan Administrator and furnish the Trustee with certified copies of any resolutions of the Plan Sponsor with regard thereto;

          .    To appoint and remove the Trustee;

          .    To appoint a successor Trustee or additional Trustees;

          . To communicate information to the Plan Administrator and the Trustee as needed for the proper performance of the duties of each;

          . To appoint an investment manager (or to refrain from such appointment), to monitor the performance of the investment manager so appointed, and to terminate such appointment (more than one investment manger may be appointed and in office at any time); and

          . To establish and communicate to the Trustee a funding policy for the Plan.

     (c)  Limitation on Obligations of Named Fiduciaries

          No Named Fiduciary will have authority or responsibility to deal with matters other than as delegated to it under this Plan or by operation of law. A Named Fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of the Named Fiduciary's authority or delegated responsibility.

     (d)  Standard of Care and Skill

          The duties of each fiduciary will be performed with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like objectives.

8.06 Status of Insurer

     The term Insurer refers to any legal reserve life insurance company licensed to do business in the state within which the Employer maintains its principal office. The Insurer will file such returns, keep such records, make such reports and supply such information as required by applicable law or regulation.

8.07 Adoption and Withdrawal by Other Organizations

     (a)  Procedure for Adoption

          Subject to the provisions of this Section 8.07, any organization now in existence or hereafter formed or acquired, which is not already a Participating Employer under this Plan and which is otherwise legally eligible may, in the future, with the consent and approval of the Plan Sponsor, by formal Written Resolution (referred to in this Section as an Adoption Resolution), adopt the Plan and Trust hereby created for all or any classification of persons in its employment and thereby, from and after the specified effective date, become a Participating Employer under this Plan. Such consent will be effected by and evidenced by a formal Written Resolution of the Plan Sponsor. The Adoption Resolution may contain such specific changes and variations in Plan terms and provisions applicable to the adopting Participating Employer and its Employees as may be acceptable to the Plan Sponsor and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved to the Plan Sponsor. The Adoption Resolution will become, as to the adopting organization and its Employees, a part of this Plan as then amended or thereafter amended. It will not be necessary for the adopting organization to sign or execute the original or then amended Plan and Trust Agreement or any future amendment to the Plan and Trust Agreement. The effective date of the Plan for the adopting organization will be that stated in the Adoption Resolution and from and after such effective date the adopting organization will assume all the rights, obligations and liabilities as a Participating Employer under this Plan. The administrative powers of and control by the Plan Sponsor as provided in the Plan, including the sole right of amendment or termination of the Plan, of appointment and removal of the Plan Administrator and the Trustee, and of appointment and removal of an investment manager will not be diminished by reason of the participation of the adopting organization in the Plan.

     (b)  Withdrawal

          Any Participating Employer may withdraw from the Plan at any time, without affecting the Plan Sponsor or other Participating Employers not withdrawing, by complying with the provisions of the Plan. A withdrawing Participating Employer may arrange for the continuation by itself or its successor of this Plan in separate forms for its own employees, with such amendments, if any, as it may deem proper, and may arrange for continuation of the Plan by merger with an existing plan and transfer of plan assets. The Plan Sponsor may, it its absolute discretion, terminate a Participating Employer's participation at any time when in its judgment the Participating Employer fails or refuses to discharge its obligations under the Plan.

     (c)  Adoption Contingent Upon Initial and Continued Qualifications

          The adoption of this Plan by an organization as provided is hereby made contingent and subject to the condition precedent that said adopting organization meets all the statutory requirements for qualified plans, including, but not limited to, Sections 401(a) and 501(a) of the Internal Revenue Code for its Employees. If the Plan or the Trust, in its operation, becomes disqualified, for any reason, as to the adopting organization and its Employees, the portion of the Plan assets allocable to them will be segregated as soon as is administratively feasible, pending either the prompt (1) requalification of the Plan as to the organization and its employees to the satisfaction of the Internal Revenue Service so as not to affect the continued qualified status thereof as to other Employers,
          (2) withdrawal of the organization from this Plan and a continuation by itself or its successor of its plan separately from this Plan, or by merger with another existing plan, with a transfer of its said segregated portion of Plan assets, or (3) termination of the Plan as to itself and its Employees.

8.08 Employer Contributions

     Employer contributions made to the Plan and Trust are made and will be held for the sole purpose of providing benefits to Participants and their Beneficiaries.

     In no event will any contribution made by the Employer to the Plan and Trust or income therefrom revert to the Employer except as provided in
     Section 7.01(e) or as provided below.

     (a) Any contribution made to the Plan and Trust by the Employer because of a mistake of fact may be returned to the Employer within one year of such contribution. The amount of the mistaken contribution is equal to the excess of (a) the amount contributed over (b) the amount that would have been contributed had there not occurred a mistake of fact. Earnings attributable to mistaken contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

     (b) Notwithstanding any other provision of the Plan and Trust, if the Internal Revenue Service determines initially that the Plan, as adopted by the Employer, does not qualify under applicable sections of the Code and applicable Treasury Department Regulations, and the Employer does not wish to amend this Plan and Trust so that it does qualify, the value of all assets will be distributed by the Trustee to the Employer within one year after the date such initial qualification is denied. Thereafter, the Employer's participation in this Plan and Trust will be considered rescinded and of no force or effect.

     (c) Any contribution made by the Employer is conditioned on the deductibility of such contribution and may be refunded to the Employer, to the extent the contribution is determined not to be deductible, within one year after such determination is made. Earnings attributable to excess contributions may not be returned to the Employer, but losses attributable thereto shall reduce the amount to be returned.

8.09 Employees in Qualified Military Service

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credits with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

8.10 Unclaimed Benefits

     In the event of the failure of a Participant or Beneficiary to claim benefits payable under the Plan, and the inability of the Plan Administrator to find the Participant or Beneficiary after a good faith effort to do so, the benefits shall be allocated in the same manner as Forfeitures at the end of the applicable Plan Year. This provision shall be administered in a uniform and non-discriminatory manner. If a claim is later made by the Participant or his Beneficiary, the benefits, together with estimated earnings, will be reinstated from subsequent forfeitures, and to the extent insufficient to make such restitution, from Employer contributions.

                                   ARTICLE 9

                                 ADMINISTRATION

9.01 Plan Administrator

     The Plan Administrator will have the responsibility for the general supervision and administration of the Plan and will be a fiduciary of the Plan. The Employer may, by Written Resolution, appoint one or more individuals to serve as Plan Administrator. If the Employer does not appoint an individual or individuals as Plan Administrator, the Employer will function as Plan Administrator. The Employer may at any time, with or without cause, remove an individual as Plan Administrator or substitute another individual therefor.

9.02 Powers and Duties of the Plan Administrator

     The Plan Administrator will be charged with and will have delegated to it the power, duty, authority and discretion to interpret and construe the provisions of this Plan, to determine its meaning and intent and to make application thereof to the facts of any individual case; to determine in its discretion the rights and benefits of Participants or the eligibility of Employees; to give necessary instructions and directions to the

     Trustee and the Insurer as herein provided or as may be requested by the Trustee and the Insurer from time to time; to resolve all questions of fact relating to any of the foregoing; and to generally direct the administration of the Plan according to its terms. All decisions of the Plan Administrator in matters properly coming before it according to the terms of this Plan, and all actions taken by the Plan Administrator in the proper exercise of its administrative powers, duties and responsibilities, will be final and binding upon all Employees, Participants and Beneficiaries and upon any person having or claiming any rights or interest in this Plan. The Employer and the Plan Administrator will make and receive any reports and information, and retain any records necessary or appropriate to the administration of this Plan or to the performance of duties hereunder or to satisfy any requirements imposed by law. In the performance of its duties, the Plan Administrator will be entitled to rely on information duly furnished by any Employee, Participant or Beneficiary or by the Employer or Trustee.

     Notwithstanding the foregoing, if the Plan Administrator adopts a loan policy, pursuant to Section 11.16, the loan policy must be a written document and must include (A) the identity of the person or positions authorized to administer the Participant loan program; (B) a procedure for applying for the loan; (C) the criteria for approving or denying a loan;
     (D) the limitations, if any, on the types and amounts of loans available;
     (E) the procedure for determining a reasonable rate of interest; (F) the types of collateral which may secure the loan; and (G) the events constituting default and the steps the Plan will take to preserve plan assets in the event of default. This Section specifically incorporates any written loan policy adopted by the Plan Administrator as part of the Employer's Plan.

9.03 Actions of the Plan Administrator

     The Plan Administrator may adopt such rules as it deems necessary, desirable or appropriate with respect to the conduct of its affairs and the administration of the Plan. Whenever any action to be taken in accordance with the terms of the Plan requires the consent or approval of the Plan Administrator, or whenever an interpretation is to be made of the terms of the Plan, the Plan Administrator will act in a uniform and non-discriminatory manner, treating all Employees and Participants in similar circumstances in a like manner. If the Plan Administrator is a group of individuals, all of its decisions will be made by a majority vote. The Plan Administrator will have the authority to employ one or more persons to render advice or services with regard to the responsibilities of the Plan Administrator, including but not limited to attorneys, actuaries, and accountants. Any persons employed to render advice or services will have no fiduciary responsibility for any ministerial functions performed with respect to this Plan.

9.04 Reliance on Plan Administrator and Employer

     Until the Employer gives notice to the contrary, the Trustee and any persons employed to render advice or services will be entitled to rely on the designation of Plan Administrator that has been furnished to them. In addition, the Trustee and any persons employed to render advice or services will be fully protected in acting upon the written directions and instructions of the Plan Administrator made in accordance with the terms of this Plan. If the Plan Administrator is a group of individuals, unless otherwise specified, any one of such individuals will be authorized to sign documents on behalf of the Plan Administrator and such authorized signatures will be recognized by all person dealing with the Plan Administrator.

     The Trustee and any persons employed to render advice or services may take cognizance of any rules established by the Plan Administrator and rely upon them until notified to the contrary. The Trustee and any persons employed to render advice or services will be fully protected in taking any action upon any paper or document believed to be genuine and to have been properly signed and presented by the Plan Administrator, Employer or any agent of the Plan Administrator acting on behalf of the Plan Administrator.

9.05 Reports to Participants

     The Plan Administrator will report in writing to a Participant his Accrued Benefit under the Plan and the Vested Percentage of such benefit when the Participant terminates his employment or requests such a report in writing from the Plan Administrator. To the extent required by law or regulation, the Plan Administrator will annually furnish to each Participant, and to each Beneficiary receiving benefits, a report which fairly summarizes the Plan's most recent report.

9.06 Bond

     The Plan Administrator and other fiduciaries of the Plan will be bonded to the extent required by ERISA or other applicable law. No additional bond or other security for the faithful performance of any duties under this Plan will be required.

9.07 Compensation of Plan Administrator

     The Compensation of the Plan Administrator will be left to the discretion of the Plan Sponsor; no person who is receiving full pay from the Employer will receive compensation for services as Plan Administrator. All reasonable and necessary expenses incurred by the Plan Administrator in supervising and administering the Plan will be paid from the Plan assets by the Trustee at the direction of the Plan Administrator to the extent not paid by the Plan Sponsor.

9.08 Claims Procedure

     The Plan Administrator will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant or Beneficiary, or person claiming under them, may make claim for benefit under this Plan by filing written notice with the Plan Administrator setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Plan Administrator a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Plan Administrator delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Plan Administrator's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Plan Administrator will serve as an agent for service of legal process with respect to the Plan unless the Employer, through written resolution, appoints another agent.

     If a Participant or Beneficiary is entitled to a distribution from the Plan, the Participant or Beneficiary will be responsible for providing the Plan Administrator with his current address. If the Plan Administrator notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the Plan Administrator within one year after such notification, the distributable amount will be forfeited and used to reduce the cost of the Plan. If the Participant or Beneficiary is subsequently located, such benefit will be restored.

9.09 Liability of Fiduciaries

     Except for a breach of fiduciary responsibility due to gross negligence or willful misconduct, the Plan Administrator will not incur any individual liability for any decision, act, or failure to act hereunder. The Plan Administrator may engage agents to assist it and may engage legal counsel who may be counsel for the Employer. The Plan Administrator will not be responsible for any action taken or omitted to be taken on the advice of counsel.

     If there is more than one person serving as a fiduciary in any capacity (for example, co-Trustees), each will use reasonable care to prevent the other or others from committing a breach of this Plan. Nothing contained in this Section will preclude any agreement allocating specific responsibilities or obligations among the co-fiduciaries provided that the agreement does not violate any of the terms and provisions of this Plan. In those instances where any duties have been allocated between co-fiduciaries, a fiduciary will not be liable for any loss resulting to the Plan arising from any act or omission on the part of another co-fiduciary to whom responsibilities or obligations have been allocated except under the following circumstances:

     . If he participates knowingly in, or knowingly undertakes to conceal, an act or omission of a co-fiduciary knowing the act or omission is a breach, or

     . If by his failure to comply with his specific responsibilities which give rise to his status as a fiduciary, he has enabled the other fiduciary to commit a breach; or

     . If he has knowledge of a breach by a co-fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

9.10 Expenses of Administration

     The Employer does not and will not guarantee the Plan assets against loss. The Employer may in its sole discretion, but will not be obligated to, pay the ordinary expenses of establishing the Plan, including the fees of consultants, accountants and attorneys in connection therewith. The Employer may, in its sole discretion (but will not be obligated to), pay other costs and expenses of administering the Plan, the taxes imposed upon the Plan, if any, and the fees, charges or commissions with respect to the purchase and sale of Plan assets. Unless paid by the Employer, such costs and expenses, taxes (if any), and fees, charges and commissions will be a charge upon Plan assets and deducted by the Trustee.

9.11 Distribution Authority

     If any person entitled to receive payment under this Plan is a minor, declared incompetent or is under other legal disability, the Plan Administrator may, in its sole discretion, direct the Trustee to:

     .    Distribute directly to the person entitled to the payment;

     . Distribute to the legal guardian or, if none, to a parent of the person entitled to payment or to a responsible adult with whom the person entitled to payment maintains his residence;

     . Distribute to a custodian for the person entitled to payment under the Uniform Gifts to Minors Act if permitted by the laws of the state in which the person entitled to payment resides; or

     . Withhold distribution of the amount payable until a court of competent jurisdiction determines the rights of the parties thereto or appoints a guardian of the estate of the person entitled to payment.

     If there is any dispute, controversy or disagreement between any Beneficiary or person and any other person as to who is entitled to receive the benefits payable under this Plan, or if the Plan Administrator is uncertain as to who is entitled to receive benefits, or if the Plan Administrator is unable to locate the person who is entitled to benefits, the Plan Administrator may with acquittance interplead the funds into a court of competent jurisdiction in the judicial district in which the Employer maintains its principal place of business and, upon depositing the funds with the clerk of the court, be released from any further responsibility for the payment of the benefits. If it is necessary for the Plan Administrator to retain legal counsel or incur any expense in determining who is entitled to receive the benefits, whether or not it is necessary to institute court action, the Plan Administrator will be entitled to reimbursement from the benefits for the amount of its reasonable costs, expenses and attorneys' fees incurred.

                                   ARTICLE 10

                        AMENDMENT OR TERMINATION OF PLAN

10.01 Right of Plan Sponsor to Amend or Terminate

     The Plan Sponsor reserves the right to alter, amend, revoke or terminate this Plan. No amendment will deprive any Participant or Beneficiary of any vested right nor will it reduce the present value (determined upon an actuarial equivalent basis) of any Accrued Benefit to which he is then entitled with respect to Employer contributions previously made, except as may be required to maintain the Plan as a qualified plan under the Code. No amendment will change the duties or responsibilities of the Trustee without its express written consent thereto.

     A plan amendment which has the effect of (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (b) eliminating an optional benefit form, will, with respect to benefits attributable to service before the amendment be treated as reducing Accrued Benefits. In the case of a retirement-type subsidy, the preceding sentence will apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement but does not include a disability retirement benefit, a medical benefit, a social security supplement, a pre-retirement death benefit, or a plant shutdown benefit (that does not continue after retirement).

     A minimum Accrued Benefit value will apply if this Plan is or becomes a successor to a profit sharing plan, a defined contribution pension plan, a target benefit plan, or a defined benefit pension plan which was fully insured, or any plan under which the accrued benefit of a Participant was determined as a lump sum or account balance. The actuarial equivalent value of a Participant's Accrued Benefit will not be less than the actuarial equivalent value of his Accrued Benefit on the Effective Date of the Plan.

10.02 Allocation of Assets Upon Termination of Plan

     If this Plan is revoked or terminated (in whole or in part) or if contributions are completely discontinued, the Accounts of all affected Participants will become non-forfeitable. The Employer will then arrange for allocation of all assets among Participants so affected by the total or partial termination in accordance with the requirements of all applicable law and the regulations and requirements of the Internal Revenue Service. All allocated amounts will be retained in the Plan to the credit of the individual Participants until distribution as directed by the Employer. Distribution to Participants may be in the form of cash or other Plan assets or partly in each.

10.03 Exclusive Benefit

     At no time will any part of the principal or income of the Plan assets be used or diverted for purposes other than the exclusive benefit of Participants in the Plan and their Beneficiaries, nor may any portion of the Plan assets revert to the Employer except as provided in Sections 7.01(e) and 8.08.

10.04 Failure to Qualify

     Notwithstanding any of the foregoing provisions, if this Plan, upon adoption by the Employer, is submitted to the Internal Revenue Service which then determines that the Plan as initially adopted by the Employer is not a qualified plan under the Code, the Employer may elect to terminate this Plan by giving written notice thereof. Such termination will have the same effect as if the Plan were never adopted, all policies and contracts will be cancelled, and all contributions, to the extent recoverable from the Trustee, will be returned to their source. If any amendment to this Plan is submitted to the Internal Revenue Service within the period allowed under Code Section 401(b) which then determines that the Plan as amended is not a qualified plan under the Code, the Employer may cancel or modify any or all provisions of the amendment retroactive to the effective date of the amendment in order to maintain the qualified status of the Plan, whereupon written notice thereof will be furnished to all affected Employees, Participants and Beneficiaries.

10.05 Mergers, Consolidations or Transfers of Plan Assets

     In the event this Plan is merged or consolidated with another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), or in the event of a transfer of the assets or liabilities of this Plan to another plan which is qualified under Code Sections 401(a) (and 501(a) if applicable), the benefit which each Participant would be entitled to receive under the successor plan or other plan if it were terminated immediately after the merger, consolidation or transfer will be equal to or greater than the benefit which the Participant would have received immediately before the merger, consolidation or transfer if this Plan had then terminated.

     Any transfer of assets and/or liabilities to (or from) this Plan from (or to) another plan qualified under Code Sections 401(a) (and 501(a) if applicable) will be evidenced by a Written Resolution by the Plan Sponsor of each affected plan which specifically authorizes such transfer of assets and/or liabilities.

     Unless a transfer of assets to this Plan is an Elective Transfer, the Plan will preserve all Code Section 411(d)(6) protected benefits with respect to those transferred assets, in the manner described in Section 10.01. A transfer is an Elective Transfer if: (a) the transfer satisfies this
     Section 10.05; (b) the transfer is voluntary, under a fully informed election by the Participant; (c) the Participant has an alternative that retains his or her Code Section 411(d)(6) protected benefits, including an option to leave the benefit in the transferor plan, if that plan is not terminating; (d) the transfer satisfies the applicable spousal consent requirements of the Code; (e) the transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant's transferred benefit is subject to those requirements; (f) the Participant has a right to immediate distribution from the transferor plan, in lieu of the Elective Transfer; (g) the transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant's Accrued Benefit under the transferor plan payable at that plan's normal retirement age; (h) the Participant has a one hundred percent (100%) Nonforfeitable interest in the transferred benefit; and (i) the transfer otherwise satisfies applicable Treasury regulations. An Elective Transfer may occur between qualified plans of any type.

     If the Plan receives a direct transfer, by merger or otherwise, of Elective Contributions, or amounts treated as Elective Contributions, under a Plan with a Code Section 401(k) arrangement, the distribution restrictions of Code Sections 401(k)(2) and 401(k)(10) continue to apply to those transferred Elective Contributions.

10.06 Effect of Plan Amendment on Vesting Schedule

     No amendment to the Vesting Schedule will deprive a Participant of his nonforfeitable right to his Vested Accrued Benefit as of the date of the amendment. Further, if the Vesting Schedule of the Plan is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's non-forfeitable percentage, each Participant with at least 3 Years of Vesting Service as of the last day of the election period described below may elect, within a reasonable period after the adoption of the amendment, to have his Vested Percentage computed under the Plan without regard to such amendment. The period during which such election may be made will commence with the date the amendment is adopted and will end 60 days after the latest of:

     (a)  the date the amendment is adopted;

     (b)  the date the amendment becomes effective; or

     (c) the date the Participant is issued written notice of the amendment by the Employer.

                                   ARTICLE 11

                             TRUSTEE AND TRUST FUND

11.01 Acceptance of Trust

     The Trustee shall perform the duties of the Trustee in accordance with the terms and conditions set forth herein and in any separate trust agreement entered into with the Employer.

11.02 Trust Fund

     (a)  Purpose and Nature

          The Trustee will establish and maintain a Trust Fund for purposes of providing a means of accumulating the assets necessary to provide the benefits which become payable under the Plan. The Trustee will receive, hold and invest all contributions made by the Employer, any Participating Employers, and the Participants, including the investment earnings thereon. The Trust Fund arising from such contributions and earnings will consist of all assets held by the Trustee under the Plan and Trust. All benefits payable under the Plan will be paid by the Trustee from the Trust Fund.

          Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. In no event will the Plan Administrator, the Employer, any Employees, any officer of the Employer or any agents of the Employer or the Plan Administrator be liable in their individual capacities to any person whomsoever, under the provisions of this Plan and Trust, except as provided by law.

          The Trust Fund will be used and applied only in accordance with the provisions of the Plan and Trust, to provide the benefits thereof, and no part of the corpus or income of the Trust Fund will be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries entitled to benefits under the Plan, except to the extent specifically provided elsewhere herein.

     (b)  Investments

          The Trustee will invest the Trust Fund in accordance with the investment policy for the Trust Fund considering the fiduciary requirements of law, the objectives of the Plan, and the liquidity needs of the Plan.

     (c)  Operation of Trust Fund

          The Trust Fund will be maintained in accordance with the accounting requirements of the Plan. No Participant will have any right to any specific asset or any specific portion of the Trust Fund prior to distribution of benefits. Withdrawals from the Trust Fund will be made to provide benefits to Participants and Beneficiaries in the amounts specified by the Plan, and to pay expenses authorized by the Plan Administrator.

     (d)  Plan Sponsor Direction of Investment

          The Plan Sponsor will have the right to direct the Trustee with respect to the investment and reinvestment of assets comprising the Trust Fund. The Trustee and the Plan Sponsor (or the Plan Administrator or an Investment Committee appointed by the Plan Sponsor) will execute a letter of agreement as a part of this Plan containing such conditions, limitations and other provisions they deem appropriate before the Trustee will follow any Plan Sponsor direction with respect to the investment or reinvestment of any part of the Trust Fund.

     (e)  Combined Trust Fund for Collective Investment Purposes

          At the Plan Sponsor's direction, the Trustee, for collective investment purposes, may combine into a single fund the Trust created under this Plan with the Trust created under any other qualified retirement plan maintained by the Plan Sponsor. The Plan Sponsor will ensure that records of the combined fund are maintained in such a manner as to properly reflect each Participant's Accrued Benefit under the Plan(s) in which he is a Participant.

11.03 Receipt of Contributions

     The Trustee will be accountable to the Employer for the funds contributed to it, but will have no duty to see that the contributions received comply with the provisions of the Plan. The Trustee will not be obligated to collect any contributions from the Employer or the Participants.

11.04 Powers of the Trustee

     Unless otherwise provided in the trust agreement, the Plan Sponsor designates the Trustee to administer the Trust as a nondiscretionary Trustee. The Trustee will not have any discretion or authority regarding investment of the Trust Fund, but must act solely as a directed trustee of the funds contributed to it. Subject to the provisions and limitations contained elsewhere in this Plan, the Trustee is authorized and empowered, but not by way of limitation, with the following powers, rights and duties:

     (a) To invest any part or all of the Trust Fund in any common or preferred stocks, open-end or closed-end mutual funds, United States retirement plan bonds, corporate bonds, debentures, convertible debentures, commercial paper, U.S. Treasury bills, book entry deposits with the United States Federal Reserve Bank or System, Master Notes or similar arrangements sponsored by the Trustee or any other financial institution as permitted by law, improved or unimproved real estate situated in the United States, mortgages, notes or other property of any kind, real or personal, as a prudent man would so invest under like circumstances with due regard for the purposes of this Plan;

     (b) To maintain any part of the assets of the Trust Fund in cash, or in demand or short-term time deposits bearing a reasonable rate of interest (including demand or short-term time deposits of or with the Trustee), or in a short-term investment fund or in other cash equivalents having ready marketability, including, but not limited to, U.S. Treasury Bills, commercial paper, certificates of deposit (including such certificates of deposit of or with the Trustee), and similar types of short-term securities, as may be deemed necessary by the Trustee in its sole discretion;

     (c) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Trust, and otherwise deal with all property, real or personal, in such manner, for such considerations and on such terms and conditions as the Trustee will decide;

     (d) To credit and distribute the Trust as directed by the Plan Administrator or any agent of the Plan Administrator. The Trustee will not be obliged to inquire as to whether any payee or distributes is entitled to any payment or whether the distribution is proper or within the terms of the Plan, or as to the manner of making any payment or distribution. The Trustee will be accountable only to the Plan Administrator for any payment or distribution made by it in good faith on the order or direction of the Plan Administrator or any agent of the Plan Administrator;

     (e) To borrow money, assume indebtedness, extend mortgages and encumber by mortgage or pledge;

     (f) To compromise, contest, arbitrate, or abandon claims and demands, in its discretion;

     (g) To have with respect to the Trust all of the rights of an individual owner, including the power to give proxies, to participate in any voting trusts, mergers, consolidations or liquidations, and to exercise or sell stock subscriptions or conversion rights;

     (h) To hold any securities or other property in the name of the Trustee or its nominee, or in another form as it may deem best, with or without disclosing the trust relationship;

     (i) To perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust;

     (j) To retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction;

     (k)  To file all tax forms or returns required of the Trustee;

     (l) To begin, maintain or defend any litigation necessary in connection with the administration of the Plan, except that the Trustee will not be obligated to or required to do so unless indemnified to its satisfaction;

     (m) To keep any or all of the Trust property at any place or places within the United States or abroad, or with a depository or custodian at such place or places; provided, however, that the Trustee may not maintain the indicia of ownership of any assets of the Plan outside the jurisdiction of the District Courts of the United States, except as may be expressly authorized in U.S. Treasury or U.S. Department of Labor regulations; and

     (n)  To acquire or hold qualifying employer securities, defined in ERISA
          Section 407(d)(5), or qualifying employer real property, defined in ERISA Section 407(d)(4), of an Employer not to exceed a stated percentage, if any, of the Trust Fund and such additional authority as enumerated above under the description of the Trustee's authority, to the extent necessary and convenient to carry out the duties of the Trustee.

     (o) Effective September 5, 2000, shares of stock in Placer Dome Corporation and Mississippi Chemical Corporation will no longer be permissible investments. Notwithstanding any Participant investment direction, as soon as administratively feasible after September 5, 2000, any shares of stock in Placer Dome Corporation and Mississippi Chemical Corporation held in the Trust Fund which are not subject to an in-service withdrawal election under Section 3.03(b) above shall be sold by the Trustee. The Trustee shall reinvest the proceeds from the sale of such shares as directed by the Plan Administrator, pending investment direction of the Participant.

11.05 Investment in Common or Collective Trust Funds

     Notwithstanding the provisions of Section 11.04, the Plan Sponsor specifically authorizes the Trustee to invest all or any portion of the assets comprising the Trust Fund in any common or collective trust fund which at the time of the investment provides for the pooling of the assets of plans qualified under Code Section 401(a). The authorization applies only if such common or collective trust fund: (a) is exempt from taxation under Code Section 584 or 501(a); (b) if exempt under Code Section 501(a), expressly limits participation to pension and profit sharing trusts which are exempt under Code Section 501(a) by reason of qualifying under Code
     Section 401(a); (c) prohibits that part of its corpus or income which equitably belongs to any participating trust from being used for or diverted to any purposes other than for the exclusive benefit of the Employees or their Beneficiaries who are entitled to benefits under such participating trust; (d) prohibits assignment by participating trust of any part of its equity or interest in the group trust; and (e) the sponsor of the group trust created or organized the group trust in the United States and maintains the group trust at all times as a domestic trust in the United States. The provisions of the common or collective trust fund agreement, as amended by the Trustee from time to time, are by this reference incorporated within this Plan and Trust. The provisions of the common or collective trust fund will govern any investment of Plan assets in that fund. This provision constitutes the express permission required by
     Section 408(b)(8) of ERISA.

11.06 Investment in Insurance Company Contracts

     The Trustee may invest any portion of the Trust Fund in a deposit administration, guaranteed investment or similar type of investment contract (hereinafter referred to as Contract); provided, however, that no such Contract may provide for an optional form of benefit which would not be provided for under the provisions hereof. The Trustee will be the complete and absolute owner of Contracts held in the Trust Fund.

     The Trustee may convert from one form to another any Contract held in the Trust Fund; designate any mode of settlement; sell or assign any Contract held in the Trust Fund; surrender for cash any Contract held in the Trust Fund; agree with the insurance company issuing any Contract to any release, reduction, modification or amendment thereof; and, without limitation of any of the foregoing, exercise any and all of the rights, options and privileges that belong to the absolute owner of any Contract held in the Trust Fund that are granted by the terms of any such Contract or by the terms of this Agreement.

     The Trustee will hold in the Trust Fund the proceeds of any sale, assignment or surrender of any Contract held in the Trust Fund and any and all dividends and other payments of any kind received in respect to any Contract held in the Trust Fund.

     No insurance company which may issue any Contract based upon the application of the Trustee will be responsible for the validity of this Plan, be required to look into the terms of this Plan, be required to question any act of the Plan Administrator or the Trustee hereunder or be required to verify that any action of the Trustee is authorized by this Plan. If a conflict should arise between the terms of the Plan and any such Contract, the terms of the Plan will govern.

11.07 Fees and Expenses from Fund

     The Trustee will be entitled to receive reasonable annual compensation as may be mutually agreed upon from time to time between the Plan Sponsor and the Trustee. The Trustee will pay all expenses reasonably incurred by it in its administration and investment of the Trust Fund from the Trust Fund unless the Plan Sponsor pays the expenses. No person who is receiving full pay from the Plan Sponsor will receive compensation for services as Trustee.

11.08 Records and Accounting

     The Trustee will keep full and complete records of the administration of the Trust Fund which the Employer and the Plan Administrator may examine at any reasonable time. As soon as practical after the end of each Plan Year and at such other reasonable times as the Employer may direct, the Trustee will prepare and deliver to the Employer and the Plan Administrator an accounting of the administration of the Trust, including a report on the fair market value of all assets of the Trust Fund.

11.09 Distribution Directions

     If no one claims a payment or distribution made from the Trust, the Trustee will notify the Plan Administrator and will dispose of the payment in accordance with the subsequent direction of the Plan Administrator.

11.10 Third Party

     No person dealing with the Trustee will be obliged to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee's duly authorized agent, and will not be liable to any person whomsoever in so doing. The certification of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certification.

11.11 Professional Agents, Affiliates and Arbitration

     (a)  Professional Agents

          The Trustee may employ and pay from the Trust Fund reasonable compensation to agents, attorneys, accountants and other persons to advise the Trustee as in its opinion may be necessary. The Trustee may delegate to any agent, attorney, accountant or other person selected by it any non-Trustee power or duty vested in it by the Plan; the Trustee may act or refrain from acting on the advice or opinion of any agent, attorney, accountant or other person so selected.

     (b)  Use of Affiliates

          The Trustee is authorized to contract or make other arrangements with the Trustee's affiliates and subsidiaries, successors and assigns, for the provision of services to the Trust Fund or Plan, except where such arrangements are prohibited by law or regulation.

     (c)  Arbitration

          Any dispute under this agreement will be resolved by submission of the issue to a member of the American Arbitration Association who is chosen by the Employer and the Trustee. If the Employer and the Trustee cannot agree on such a choice, each will nominate a member of the American Arbitration Association, and the two nominees will then select an arbitrator. Expenses of the arbitration will be paid as decided by the arbitrator.

11.12 Valuation of Trust

     The Trustee will value the Trust Fund as of the last day of each Plan Year to determine the fair market value of the Trust, and the Trustee will value the Trust Fund on such other date(s) as may be necessary to carry out the provisions of the Plan.

11.13 Liability of Trustee

     The Trustee will be liable only for the safeguarding and administration of the assets of this Trust Fund in accordance with the provisions hereof and any amendments hereto and no other duties or responsibilities will be implied. The Trustee will not be required to pay any interest on funds paid to or deposited with it or to its credit under the provisions of this Trust, unless pursuant to a written agreement between the Employer and the Trustee. The Trustee will not be responsible for the adequacy of the Trust Fund to meet and discharge any liabilities under the Plan and will not be required to make any payment of any nature except from funds actually received as Trustee. The Trustee may consult with legal counsel (who may be legal counsel for the Employer) selected by the Trustee and will be fully protected for any action taken, suffered or omitted in good faith in accordance with the opinion of said legal counsel. It will not be the duty of the Trustee to determine the identity or mailing address of any Participant or any other person entitled to benefits hereunder, such identity and mailing addresses to be furnished by the Employer, the Plan Administrator or an agent of the Plan Administrator. The Trustee will be under no liability in making payments in accordance with the terms of this Plan and the certification of the Plan Administrator or an agent of the Plan Administrator who has been granted such powers by the Plan Administrator.

     Except to the extent required by any applicable law, no bond or other security for the faithful performance of duty hereunder will be required of the Trustee.

11.14 Removal or Resignation and Successor Trustee

     A Trustee may resign at any time upon giving 30 days prior written notice to the Plan Sponsor or, with the consent of the Plan Sponsor, a Trustee may resign with less than 30 days prior written notice.

     The Plan Sponsor may remove a Trustee by giving at least 30 days prior written notice to the Trustee.

     Upon the removal or resignation of a Trustee, the Plan Sponsor will appoint and designate a successor Trustee which will be one or more individual successor Trustees or a corporate Trustee organized under the laws of the United States or of any state thereof with authority to accept and execute trusts. Any successor Trustee must accept and acknowledge in writing its appointment as a successor Trustee before it can act in such capacity.

     Title to all property and records or true copies of such records necessary to the current operation of the Trust Fund held by the Trustee hereunder will vest in any successor Trustee acting pursuant to the provisions hereof, without the execution or filing of any further instrument. Any resigning or removed Trustee will execute all instruments and do all acts necessary to vest such title in any successor Trustee of record. Each successor Trustee will have, exercise and enjoy all the powers, both discretionary and ministerial, herein conferred upon his predecessor. No successor Trustee will be obligated to examine the accounts, records and acts of any previous Trustee or Trustees, and each successor Trustee in no way or manner will be responsible for any action or omission to act on the part of any previous Trustee.

     Any corporation which results from any merger, consolidation or purchase to which the Trustee may be a party, or which succeeds to the trust business of the Trustee, or to which substantially all the trust assets of the Trustee may be transferred, will be the successor to the Trustee hereunder without any further act or formality with like effect as if the successor Trustee had originally been named Trustee herein; and in any such event it will not be necessary for the Trustee or any successor Trustee to give notice thereof to any person, and any requirement, statutory or otherwise, that notice will be given is hereby waived.

11.15 Appointment of Investment Manager

     One or more Investment Managers may be appointed by the Plan Sponsor (or the Plan Administrator) to exercise full investment management authority with respect to all or a portion of the Trust assets. Authorized payment of the fees and expenses of the Investment Manager(s) may be made from the Trust assets. For purposes of this agreement, any Investment Manager so appointed will, during the period of his appointment, possess fully and absolutely those powers, rights and duties of the Trustee (to the extent delegated by the Plan Sponsor or the Plan Administrator) with respect to the investment or reinvestment of that portion of the Trust assets over which the Investment Manager has investment management authority. The Investment Manager must be one of the following:

     (a) Registered as an investment advisor under the Investment Advisors Act of 1940;

     (b)  A bank, as defined in the Investment Advisors Act of 1940; or

     (c) An insurance company qualified to manage, acquire, or dispose of such Plan assets under the laws of more than one state.

     Any Investment Manager will acknowledge in writing to the Plan Sponsor or the Plan Administrator and to the Trustee that he or it is a fiduciary with respect to the Plan. During any period of time when the Investment Manager is so appointed and serving, and with respect to those assets in the Plan over which the Investment Manager exercises investment management authority, the Trustee's responsibility will be limited to holding such assets as a custodian, providing accounting services, disbursing benefits as authorized, and executing such investment instructions only as directed by the Investment Manager. The Trustee will not be responsible for any acts or omissions of the Investment Manager. Any certificates or other instruments duly signed by the Investment Manager (or the authorized representative of the Investment Manager), purporting to evidence any instruction, direction or order of the Investment Manager with respect to the investment of those assets of the Plan over which the Investment Manager has investment management authority, will be accepted by the Trustee as conclusive proof thereof. The Trustee will also be fully protected in acting in good faith upon any notice, instruction, direction, order, certificate, opinion, letter, telegram or other document believed by the Trustee to be genuine and from the Investment Manager (or the authorized representative of the Investment Manager). The Trustee will not be liable for any action taken or omitted by the Investment Manager or for any mistakes of judgment or other action made, taken or omitted by the Trustee in good faith upon direction of the Investment Manager.

11.16 Loans to Participants

     This Plan authorizes the Trustee to lend on a nondiscriminatory basis to an Active Participant in accordance with the loan policy established by the Plan Administrator, provided that (a) loans are available to all Active Participants on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees;
     (b) any loan is adequately secured and bears a reasonable rate of interest;
     (c) the loan provides for repayment within a specified time; (d) the default provisions of the note prohibit offset of the Participant's Nonforfeitable Accrued Benefit prior to the time the Trustee otherwise would distribute the Participant's Nonforfeitable Accrued Benefit; (e) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Nonforfeitable Accrued Benefit; and
     (f) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1). If the joint and survivor requirements of Section 5.05 apply to the Participant, the Participant may not pledge any portion of his or her Accrued Benefit as security for a loan, unless, within the 90-day period ending on the date the pledge becomes effective, the Participant's spouse, if any, consents to the security or, by separate consent, to an increase in the amount of security.

     The following limitations is effective for Plan Years prior to January 1, 2002. If the Employer is an unincorporated trade or business, a Participant who is an Owner-Employee may not receive a loan from the Plan, unless he or she has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is an "S Corporation," a Participant who is a shareholder-employee (an employee or an officer) who, at any time during the Employer's taxable year, owns more than 5%, either directly or by attribution under Code Section 318(a)(1), of the Employer's outstanding stock may not receive a loan from the Plan, unless he has obtained a prohibited transaction exemption from the Department of Labor. If the Employer is not an unincorporated trade or business nor an "S Corporation," this Section does not impose any restrictions on the class of Participants eligible for a loan from the Plan.

     All Participant's Accounts, other than the Employee Stock Ownership Account, are available to fund Participant loans. All interest and principal repayments will be credited to the Participant's Account from which the loan was made.

     In addition to any additional rules and regulations as the Plan Administrator may adopt all loans will comply with the following terms and conditions:

     (a) Only Active Participants will be eligible to apply for a loan. Each application for a loan will be made in writing to the Plan Administrator, whose action thereon will be final.

     (b) Each loan will be made against collateral being the assignment of 50% of the borrower's entire right, title and interest in and to the Trust Fund, supported by the borrower's promissory note for the amount of the loan, including interest payable to the order of the Trustee, and any additional security deemed necessary to adequately secure the Loan. Effective January 1, 2002, if a person fails to make a required payment by the last day of the calendar quarter following the calendar quarter in which the repayments were discontinued, the loan will be in default. There will be no foreclosure against a Participant's Accrued Benefit prior to his becoming entitled to a distribution of benefits in accordance with the terms of this Plan. All loans will become due and payable in full upon the termination of a Participant's employment. If a Participant with an outstanding loan terminates employment and becomes entitled to a distribution of benefits from the Plan, then the outstanding balance of the unpaid loan plus any accrued interest thereon will be deducted from the amount of otherwise distributable benefits and the Participant's promissory note will be distributed to the Participant.

     (c) The principal repayment will be amortized over the fixed life of a loan with installments of principal and interest to be paid not less often than quarterly. The period of repayment for each loan will be arrived at by mutual agreement between the Plan Administrator and the borrower, but in no event will such period exceed a reasonable period of time. The period of repayment will in no event exceed 5 years unless the loan is to be used to acquire, construct, reconstruct or substantially rehabilitate any dwelling unit which, within a reasonable period of time, is to be used as a principal residence of the Participant or a member of the family (spouse, brother, sister, ancestor, or lineal descendants) of the Participant.

     (d)  The minimum amount of any loan is equal to $1,000.

     (e) The maximum amount of any loan is such that when the amount of the loan is added to the outstanding balance of all other loans made to the Participant from the Plan (and any other plans maintained by the Employer or any Related Employer) the total does not exceed the lesser of:

          (1) 50% of the Participant's Vested Accrued Benefit. In determining the Participant's Vested Accrued Benefit, the Plan Administrator shall disregard amounts attributable to the Employee Stock Ownership Account; or

          (2) $50,000, reduced by the amount, if any, of the highest balance of all outstanding loans to the Participant during the one-year period ending on the day prior to the day on which the loan in question is made.

     (f) Each loan will bear interest at a rate equal to the prime rate which is published in the Wall Street Journal as being representative of the base rate on corporate loans at large U.S. money center commercial banks on the date on which the loan is made, plus 1 percentage point.

     (g) A Participant may have no more than three (3) loans outstanding at any time.

     (h) Each loan will require the Participant (and, if the Participant is married, the Participant's spouse) to consent to the loan and the possible reduction in the Participant's Accrued Benefit. Such consent must be made in writing within the 90-day period before the making of the loan.

     The spousal consent must meet requirements which are comparable to the requirements described in Code Section 417(a)(2). Any security interest held by the Plan by reason of an outstanding loan is taken into account in determining the value of a Qualified Survivor Annuity. However, in the event a Participant defaults on a loan, the security interest in the loan will be deducted from the Qualified Survivor Annuity.

11.17 Special Rules Concerning Trustee Responsibilities

     Notwithstanding the foregoing sections of this Article 11, the following provisions regarding the investment of Plan assets and the Trustee's duties and responsibilities thereto shall override any Plan provision to the contrary:

     (a)  Company Stock. In addition to the provisions of Section 12.01 of the
          Plan:

          1. No assets of the Trust Fund shall be invested in the securities of the Employer or its affiliates unless the Administrator determines that the securities are exempt from registration under the federal Securities Act of 1933, as amended, and are exempt from registration or qualification under the applicable state law, and of any other applicable blue sky law, or in the alternative, that the securities have been so registered and/or qualified. The Administrator shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the securities and the procedure to be followed by the Trustee to effectuate a resale of such securities. The Administrator shall not direct the investment in "employer securities" or "employer real property", within the meaning of section 407 of ERISA, if such investment would be prohibited by ERISA. The Administrator shall only direct the investment of Trust funds into securities of the Employer or an affiliate (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Administrator shall have obtained a current valuation by a qualified independent appraiser.

          2. The Employer represents and warrants that it will take all responsibility (and hereby assumes all liability for the failure) to notify Participants of any limitations on investment directions necessary or appropriate to comply with federal securities laws (including the Exchange Act and the 1933 Act), including but not limited to the frequency of investment changes by certain officers and shareholder-employees pursuant to Section 16(a) and the volume of trading in Company Stock pursuant to Rule 10b-6. Consequently the Trustee shall have no liability to a Participant, and beneficiary, or the Employer for carrying out instructions relating to the acquisition or disposition of Company Stock regardless of whether those instructions subject such person or the Employer to any liability.

               The Employer represents and warrants that either the percentage of the issued and outstanding class of equity security registered under section 12 of the Exchange Act which is Company Stock owned by the Plan (the "Plan Percentage") is less than 4.5% or that the Plan and its prior trust have complied with all notice and filing requirements imposed by federal securities laws with regard to Company Stock. The Employer covenants that it will (a) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 4.5%, (b) monitor the Plan Percentage on a daily basis so long as the Plan Percentage is at least 4.5%, (c) notify the Trustee in writing within 5 business days following any date as of which the Plan Percentage equals or exceeds 5% and, if applicable, 10%, and (d) provide monthly written reports to the Trustee disclosing the Plan Percentage. The foregoing monitoring and notification requirements shall cease during any month when the Plan Percentage is below 4.5% for each day of the month. The provisions of this Section shall survive the termination of this Trust Agreement.

          3.   The election to purchase stock from a Participant as described in
               Section 12.05 of the Plan and Trust, shall be the exclusive right and option of the Plan Administrator and the Trustee shall be responsible only for following the directions of the Plan Administrator.

                                   ARTICLE 12

                      PROVISIONS RELATING TO EMPLOYER STOCK

12.01 Investment in Company Stock

     (a) The Trustee shall invest Participant Employee Stock Ownership and Company Matching Contribution Accounts primarily in Company Stock to the extent practicable and may invest one hundred percent (100%) of such Accounts in Company Stock. The Company Stock may be Treasury Stock which has been purchased by the Employer; stock which has been authorized, but never issued by the Employer; Company Stock traded on a public market; or Company Stock owned by shareholders of the Employer. Provided, however, that the Trustee shall invest the proceeds of an Acquisition Loan to acquire Company Stock only in "qualifying employer securities." For purposes of determining Voting Rights under subsection (e), Company Stock shall include shares of Getchell Gold Corporation stock held in the Trust Fund.

     (b) Purchase Price. For the purchase of Company Stock, from the Employer or from a shareholder of the Employer, the Trustee shall not pay more than fair market value as determined by the current market price of the Company Stock, if there is a market, and if there is not a market for the stock, then as determined by an independent appraisal after taking into account the book value of the stock, the earnings of the Employer and other factors normally taken into account in determining fair market value of stock of a corporation. For the purchase of Company Stock from a Disqualified Person, the value of the Company Stock must be determined as of the date of the transaction. For any other purchase, the value shall be at the discretion of the Trustee, based on a current valuation or based upon the price fixed as of the most recent Valuation Date. Notwithstanding the preceding provisions of this Section, the Trustee may purchase Company Stock at a price lower than that determined in accordance with the preceding provisions of this Section from any source whatsoever. If a public market is made for the Company Stock, the Trustee shall purchase the Company Stock at the public trading price determined at the time of the purchase regardless of whether such stock is purchased from the Employer or on the open market.

     (c) Acquisition Loan. The Trustee is expressly authorized to enter into an Acquisition Loan transaction.; provided, however, that the loan shall be primarily for the benefit of the Plan Participants. The following terms and conditions apply to any Acquisition Loan.

          (i) The Trustee shall, within a reasonable period of time, use the proceeds of any Acquisition Loan:

               (A)  to acquire Company Stock described in Section 1.10(b)(i),
                    (ii) or (iii);

               (B)  to repay the Acquisition Loan; or

               (C)  to repay a prior Acquisition Loan.

          (ii) Any Acquisition Loan shall provide that the creditor is without recourse against the Plan and Trust. The Acquisition Loan shall further provide that no person entitled to payment under the Acquisition Loan shall have any rights to the assets of the Plan and Trust other than:

               (A)  the collateral given under the Acquisition Loan;

               (B) contributions (other than contributions of Company Stock) made by the Employer to meet the repayment requirements of the Acquisition Loan; or

               (C)  earnings attributable to:

                    (1)  the Company Stock pledged as collateral for such loan;
                         or

                    (2) the Employer contributions described in the preceding paragraph (B).

          (iii) Any Acquisition Loan shall provide that payments made on the loan by the Plan shall not exceed for any Plan Year an amount equal to the sum of Employer Contributions and Plan earnings for the current Plan Year, plus the amounts in prior years, less the sum of the note payment for prior years. The Plan Administrator shall maintain separate accounting for such contributions and earnings.

          (iv) Collateral for the Acquisition Loan shall be restricted to Company Stock acquired with the proceeds of the Acquisition Loan or Company Stock acquired with a prior Acquisition Loan which prior Acquisition Loan is repaid with the proceeds of the Acquisition Loan.

          (v) Any Acquisition Loan shall provide that in the event of default, the value of the Plan assets transferred in satisfaction of the Acquisition Loan must not exceed the amount of the default. If the lender is a Disqualified Person, the Acquisition Loan shall provide for the transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the repayment schedule of the loan.

          (vi) Any Acquisition Loan shall provide for a reasonable rate of interest, taking into account all relevant factors.

          (vii) Any Acquisition Loan shall provide for a release from encumbrance of shares of Company Stock held as collateral as of each Anniversary Date equal to the number of encumbered shares of Company Stock held immediately before the release, multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid during the Plan Year. The denominator of the fraction is the sum of the principal and interest to be paid in all future years without taking into account any possible extensions of the loan. If a variable rate of interest is used, the calculation of the denominator shall be based upon the rate applicable as of the end of the Plan Year in question. Release of shares of more than one class shall be made on a pro rata basis applying such fraction.

          (viii) Any Acquisition Loan shall call for a definitely determinable period of repayment and may not be payable at the demand of any person except in the case of default.

          (ix)   The Trustee shall comply with all requirements under Code
                 Section 4975 and the applicable Treasury regulations to assure that the loan qualifies as an Acquisition Loan.

          (x) Notwithstanding that this Plan ceases to be an employee stock ownership plan, Company Stock acquired with the proceeds of an Acquisition Loan will continue, after the Trustee repays the loan, to be subject to the provisions of Treasury Regulations Sections 54.4975-7(b)(4), (10), (11) and (12) relating to put, call or other options and to buy-sell or similar arrangements, except to the extent those regulations are inconsistent with Code Section 409(h).

     (d)  Allocation

          The Trustees shall allocate all Company Stock contributed or purchased for each Plan Year in accordance with the provisions of Sections 3.03(a)(6) and 3.04(a)(6) as applicable. Additional shares or fractional shares of Company Stock shall be added to each Participant's Company Stock Sub-Account as of the applicable Contribution Period.

          (i) Provided, however, that the Trustee shall hold any shares of Company Stock which are acquired with the proceeds of an Acquisition Loan in a suspense account. As of each Anniversary Date, a pro rata amount of such Company Stock shall be released from the suspense account in accordance with Section 12.01(c)(vii), and allocated in accordance with the immediately preceding paragraph. The amount to be released shall equal the total number of shares acquired from the proceeds of the Acquisition Loan, multiplied by a fraction. The numerator of the fraction is the amount of principal and interest paid on the loan during the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years, without taking into account any possible extensions of the loan.

          (ii) Any dividend income received during the year for the shares held in suspense shall be applied by the Trustee in the subsequent year towards the repayment of the Acquisition Loan.

     (e)  Voting Rights

          (i) Regarding the Company Stock held in the Trust Fund, the Trustee may vote the same in person or by proxy; may join in any merger, reorganization of capital adjustment; may exercise or sell any conversion, subscription, or similar rights; and may hold any assets in the name of its nominee or unregistered agent. A majority vote of the Trustees shall control the vote of the Company Stock.

          (ii) Notwithstanding the foregoing, if the Employer has a registration-type class of securities defined in Code Section 409(e)(4), each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which his or her allocable share of the Company Stock held in the Trust Fund will be voted. If the Employer does not have a registration-type class of securities defined in Code Section 409(e)(4), each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the voting rights under securities of the Employer which are allocated to his or her account are to be exercised regarding any corporate matter involving the voting of the shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or any similar transaction which the Secretary may prescribe in regulations.

     (f)  Tender Offers

          Each Participant, or, in the event of his death, his Beneficiary, shall have the right, to the extent of the number of full shares of Company Stock in his account, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to shares of such Company Stock.

          The Employer shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or Beneficiary) such information as will be distributed to shareholders of the Employer in connection with any such tender or exchange offer.

          The Trustee shall, with respect to all Company Stock held in the Trust Fund, accept or reject the terms of any tender offer and, accordingly, tender Company Stock held by the Trustee in the Trust Fund in accordance with the terms and provisions of any tender offer, or not tender such Company Stock, as directed by the respective Participants (or Beneficiaries). With respect to shares of Company Stock which are allocated to Participants who have not given directions, the Trustee shall not tender any shares of Company Stock with respect to which such Participants (or Beneficiaries) have the right of direction.

          The Plan Administrator may establish such rules and guidelines as it deems appropriate to properly effect the provisions of this Section.

     (g)  Shareholder Agreements

          The Trustee may enter into agreements with shareholders to purchase shares of Company Stock under which the Trustee is granted an option to purchase all or a portion of the shares of Company Stock owned by the shareholders on the death of the shareholder or shareholders. To provide for the funding of the purchase of shares of Company Stock, the Trustee may apply for and pay premiums on contracts of life insurance on the life of such shareholder for the benefit of the Trust Fund as a whole, provided, however, that if this Plan invests in Leveraged Company Stock the Trustee may not enter into any agreement which would obligate the Plan and Trust to purchase Company Stock from a particular shareholder at an indefinite time determined upon the happening of an event such as the death of the shareholder.

12.02 Partial Diversification of Investment

     A Qualified Participant may elect within the Diversification Election Interval during his Qualified Election Period to direct the trustee on the investment of: (a) not more than twenty-five percent (25%) of the Qualified Participant's Accrued Benefit (excluding accumulated contributions in the Participant's Pre 401(k) Account) at the end of the Plan Year, reduced by amounts previously diversified, during the first four (4) years of his Qualified Election Period; and (b) not more than fifty percent (50%) of the Qualified Participant's Accrued Benefit (excluding accumulated contributions in the Participant's Pre 401(k) Account) at the end of the Plan Year, reduced by amounts previously diversified, during the fifth
     (5th) year of his Qualified Election Period.

     The Trustee shall complete diversification of a Qualified Participant's investment in accordance with a Qualified Participant's Election no later than ninety (90) days after the close of the Diversification Election Interval. The Trustee shall satisfy this requirement: (a) by distributing to the Participant an amount equal to the amount for which the Participant elected diversification; or (b) by substituting for the amount of the Company Stock for which the Participant elected diversification an equivalent amount of other assets, according to the Participant's investment direction based on at least three (3) investment options consistent with applicable Treasury regulations. All valuations of Company Stock contemplated herein must be made by an independent appraiser if not publicly traded on an established securities market.

     For purposes of this Section, the following definitions apply:

     (a) "Qualified Participant" means any Employee who has completed at least ten (10) years of participation under the Plan and has attained age fifty-five (55) years.

     (b) "Qualified Election Period" means the six (6) Plan Year Period beginning with the later of:

          (i) the first Plan Year in which the individual first became a qualified Participant, or

          (ii) the first Plan Year beginning after December 31, 1986.

          The Employer may elect to treat an individual first becoming a qualified Participant in the first Plan Year beginning in 1987 as having become a Participant in the first Plan Year beginning in 1988.

     (c) "Diversification Election Interval" means the span of ninety (90) days after the close of each Plan Year within a Qualified Participant's Qualified Election Period.

12.03 Dividend Distributions

     If so determined by the Board of Directors of the Employer, any applicable dividends on Company Stock allocated to the Company Stock Accounts of Participants may be paid currently (or within 90 days after the Anniversary Date of the Plan Year in which the dividends are paid to the Trust) in cash to such Participants on a nondiscriminatory basis, or the Employer may pay such dividends directly to Participants. Such distribution (if any) of applicable dividends to Participants may be limited to Participants who are Active Participants, may be limited to dividends on shares of Company Stock allocated to Participants' Company

     Stock Sub-Accounts which are then vested or may be applicable to dividends on all Company Stock Sub-Accounts.

12.04 Put Option

     (a)  Stock Subject to Put

          The Employer shall issue a put option to each former Participant receiving a distribution of Company Stock from the Plan that is not readily tradeable on an established securities market in accordance with the terms set forth in this Section.

     (b)  Period, Exercise of Option

          The put option shall be exercisable during the sixty (60) day period beginning on the date that the shares of Company Stock subject to the put option are distributed to the Participant. If the option is not exercised during such period, the put option shall be exercisable for an additional period of sixty (60) days during the following Plan Year after the Plan Administrator determines the fair market value of the Company Stock, as provided in applicable Treasury regulations. The put option shall be exercisable only by a Participant; by the Participant's donee; or by a person, including an estate or its distributee, to whom such Company Stock has passed because of the Participant's death. For purposes of this Section, Participant means the Plan Participant or designated death Beneficiary.

     (c)  Rights Under Put Option

          The put option shall give to the eligible holder the right to put such shares to the Employer based upon a fair valuation formula established by the Plan Administrator. Such put option may grant to the Trustee an option to assume the rights and obligations of the Employer at the time the put option is exercised. The Trustee shall be under no obligation to exercise this option.

     (d)  Option Rights Not Affected by Amendment

          The rights provided to Participants under this Article shall be non-terminable and no amendment to this Plan shall affect these rights except such amendments to this Article as may be required to assure the continuing qualification of the Plan under the Code.

     (e)  Commencement and Form of Payment

          If Company Stock is distributed as part of a total distribution, the payment for such stock sold under a put option shall be made no later than 30 days after the date the put option was exercised. Payment may be made in a lump sum, or in substantially equal, annual installments over a period not exceeding five years, as described in Section 5.05. If payment for Company Stock sold under a put option is made in installments, the first installment shall be paid not later than 30 days after the date on which the put option was exercised, and the Company shall provide adequate security (within the meaning of Section 409(h)(5) of the Code and regulations thereunder) to secure payment of the unpaid installments, and pay interest on the unpaid installment balance at a reasonable rate (as determined by the Company or the Plan Administrator). The Plan Administrator shall give written notice of the terms and conditions of the put option to the Participant at the time of distribution and at the beginning of the second option period.

          If Company Stock is distributed to a Participant as part of an installment distribution, the payment for any Company Stock sold under a put option shall be made no later than 30 days after the date the put option was exercised.

12.05 Lifetime Transfer/Right of First Refusal

     (a)  Notice of Offer.

          If a former Participant or Beneficiary, who has received a distribution of Company Stock, receives a bona fide offer for the purchase of all or a portion of the shares, the person shall give written notice of the offer to the Trustees and to the Employer. The notice shall set forth the name of the proposed transferee, the number of shares to be transferred, the price per share, and all other terms and conditions of the proposed transfer.

     (b)  Right of First Refusal

          On receipt of the notice regarding the transfer, the Trustees shall have the exclusive right and option, exercisable at any time during a period of fourteen (14) days from the date of the notice to purchase the shares of the Employer covered by the offer in question at the same price and on the same terms and conditions of the offer as set out in the notice. If the Trustees decide to exercise the option, the Trustees shall give written notice of this effect to the Former Participant or Beneficiary desiring to sell, and the sale and purchase shall be closed within thirty (30) days thereafter. If the Trustees do not elect to exercise the option to purchase any or all of the offered shares, the Trustees shall, prior to the expiration of the fourteen
          (14) day period stated above, notify the Employer of the Trustees' election, and the Employer shall be entitled during the remainder of the fourteen (14) day period to purchase that portion of the offered shares, not so purchased by the Trustees, on the same terms and conditions as set out in the offer.

     (c)  Requirements

          Notwithstanding the foregoing, the right of first refusal shall be subject to the following requirements:

          (i) The Company Stock subject to such right must be equity or debt convertible into equity;

          (ii) The right of first refusal may not be exercised at a time when the Company Stock is publicly traded;

          (iii) The right of first refusal may be granted only to the Trustees and the Employer;

          (iv) The selling price and terms of purchase by either the Trustees or Employer, pursuant to this right of first refusal, shall be no less favorable to the seller than the greater of the selling price and terms offered by a good faith purchaser or fair market value;

          (v)   The right of first refusal shall lapse no later than fourteen
                (14) days after notice of the third party offer is given.

12.06 Nonterminable Protections and Rights

     Except as provided in this Article, no Company Stock may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an employee stock ownership plan. The protections and rights granted in this Article, in Sections 5.05 and 5.07 pursuant to Code Section 409(o) attributable to stock acquired after December 31, 1986, and in Section
     12.02 pursuant to Code Section 401(a)(28)(B), are nonterminable and shall continue to exist under the terms of this Plan so long as any Company Stock is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created. Neither the repayment of an Acquisition Loan described in Section 12.01 nor the failure of the Plan to be an employee stock ownership plan, nor an amendment of the Plan shall cause a termination of the protections and rights.

12.07 Special Provisions Applicable to Employer Securities

     In accordance with Rule 16(b)-3 adopted by the Securities and Exchange Commission, the following provisions shall apply with respect to purchases, sales and allocations to Participant accounts of Company Stock, notwithstanding anything else to the contrary in this Plan or in any rules adopted hereunder:

     (a)  Annual Limit on Shares Acquired or Awarded

          The Plan shall not acquire or award to Participants in any fiscal year of the Plan more than 2% of the outstanding shares of Common Stock of the Company or more than 2% of the outstanding shares of Common Stock of First Miss Gold, in each case based on the number of such shares outstanding as of the beginning of each such fiscal year; and

     (b)  Fiduciary Duties with regard to Prices and Values

          The Trustee and other Plan Fiduciaries shall act in accordance with their fiduciary duties in determining the prices at which the Trustee shall purchase Company Stock and in determining the value used in allocating such securities to Participant Accounts.

12.08 Limitation with Respect to an Electing Estate or Shareholder

     (a) If the executor of the estate of a deceased shareholder sells Company Stock to the Trust and elects (with the consent of the Company) an estate tax deduction pursuant to Section 2057(a) of the Code, or if a shareholder sells Company Stock to the Trust and elects (with the consent of the Company) favorable tax treatment under Section 1042 of the Code, then no portion of the Trust Assets attributable to (or allocable in lieu of) the Company Stock acquired by the Trust in such transaction may be allocated (directly or indirectly):

          (i) During the "nonallocation period", to the Accounts of the decedent whose estate makes such sale; or to the shareholder who makes the sale;

          (ii) During the "nonallocation period" to the Accounts of any person related to the decedent or shareholder (within the meaning of Section 267(b) of the Code; or

          (iii) To the Accounts of any shareholder owning (as determined under Section 318(a) of the Code, at any time described in Code
                Section 409(n)(3)(B), more than 25% (in value or in number of shares) of any class of outstanding stock of the Company.

     (b) For purposes of this Section, the "nonallocation period" is the ten-year period beginning on the later of:

          (i) the date on which the Company Stock held by the estate or shareholder is sold to the Plan, or

          (ii) if such Company Stock is acquired with the proceeds of an Acquisition Loan, the date of allocation of the shares of Company Stock released from the suspense account (as described in Section 12.01(d) with respect to the final payment on such Acquisition Loan.

     IN WITNESS WHEREOF, this instrument has been executed by the duly authorized and empowered officers of the Employer, this 12th day of February, 2002.


                                          CHEMFIRST INC.


                                          By:  /s/ William B. Kemp, Jr.

                                          Name:  William B. Kemp, Jr.

                                          Title:  VP, Human Resources